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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             COLLEGIATE PACIFIC INC.

                                BOO MERGER CORP.,

                                  TOMARK, INC.,

                                 THOMAS C. WHITE

                                       AND

                                 MARK S. HARPIN

                               DECEMBER 30, 2003

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                                TABLE OF CONTENTS

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ARTICLE 1    THE MERGER...................................................................................         1

    Section 1.1.    The Merger............................................................................         1
    Section 1.2.    Effective Time of the Merger..........................................................         1
    Section 1.3.    Closing...............................................................................         1
    Section 1.3.    Effects of the Merger.................................................................         2
    Section 1.5.    Certificate of Incorporation and Bylaws of Surviving Corporation; Directors
                    and Officers..........................................................................         2

ARTICLE 2    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                    CERTIFICATES..........................................................................         2

    Section 2.1.    Effect of Merger on Capital Stock.....................................................         2
    Section 2.2.    Exchange of Certificates..............................................................         3
    Section 2.5.    Further Assurances....................................................................         5

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...........................         5

    Section 3.1.    Organization and Qualification........................................................         5
    Section 3.2.    Capitalization........................................................................         5
    Section 3.3.    Authority Relative to this Agreement; Board Approval..................................         5
    Section 3.4.    No Conflict; Required Filings and Consents............................................         6
    Section 3.5.    Compliance with Laws..................................................................         7
    Section 3.6.    SEC Filings; Financial Statements.....................................................         7
    Section 3.7.    Litigation............................................................................         7
    Section 3.8.    Ownership of Shares; Liens............................................................         8
    Section 3.9.    Absence of Certain Changes............................................................         8
    Section 3.10.   No Undisclosed Material Liabilities...................................................         9
    Section 3.11.   Environmental.........................................................................         9
    Section 3.12.   Intellectual Property.................................................................        10
    Section 3.13.   Employee Benefit Plans................................................................        11
    Section 3.14.   Labor Matters.........................................................................        12
    Section 3.15.   Material Agreements...................................................................        13
    Section 3.16.   Properties............................................................................        15
    Section 3.17.   Product Liability.....................................................................        16
    Section 3.18.   Taxes.................................................................................        17
    Section 3.19.   Loans and Advances....................................................................        18
    Section 3.20.   Sufficiency of Assets.................................................................        18
    Section 3.21.   Inventory.............................................................................        18
    Section 3.22.   Accounts Receivable...................................................................        19
    Section 3.23.   Insurance.............................................................................        19
    Section 3.24.   Suppliers.............................................................................        19
    Section 3.25.   Customers.............................................................................        19
    Section 3.26.   Non-Arm's-Length Transactions.........................................................        19
    Section 3.27.   Meeting Minutes.......................................................................        19
    Section 3.28.   Brokers and Finders...................................................................        19
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    Section 3.29.   Shareholder Investment Representations................................................        19
    Section 3.30.   Continuity of Business Enterprise.....................................................        21
    Section 3.31.   Title to and Condition of Assets......................................................        21

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............................................        21

    Section 4.1.    Organization and Qualification........................................................        21
    Section 4.2.    Capitalization........................................................................        22
    Section 4.3.    Authority Relative to this Agreement; Board Approval..................................        22
    Section 4.4.    No Conflict; Required Filings and Consents............................................        23
    Section 4.5.    Compliance with Laws..................................................................        23
    Section 4.6.    SEC Filings; Financial Statements.....................................................        24
    Section 4.8.    Brokers...............................................................................        24
    Section 4.9.    Interim Operations of Sub.............................................................        24
    Section 4.10.   Tax Matters...........................................................................        24
    Section 4.11.   Litigation............................................................................        24

ARTICLE 5    CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS......................        25

    Section 5.1.    Information and Access................................................................        25
    Section 5.2.    Conduct of Business of the Company....................................................        25
    Section 5.3.    Conduct of Business of Parent.........................................................        27
    Section 5.4.    Preparation of Registration Statement; Other Filings..................................        27
    Section 5.5.    Resale of Parent Common Stock.........................................................        27
    Section 5.6.    Registration Obligations of Parent....................................................        28
    Section 5.7.    Agreements to Take Reasonable Action..................................................        30
    Section 5.8.    Consents..............................................................................        31
    Section 5.9.    AMEX Quotation........................................................................        31
    Section 5.10.   Notification of Certain Matters.......................................................        31
    Section 5.11.   Reorganization........................................................................        31
    Section 5.12.   Public Announcements..................................................................        31
    Section 5.13.   Noncompetition, Nonsolicitation and Confidentiality...................................        31
    Section 5.14.   Further Assurances....................................................................        34
    Section 5.15.   Expenses..............................................................................        34
    Section 5.16.   Exclusivity...........................................................................        34
    Section 5.17.   Brokers...............................................................................        34
    Section 5.18.   Taxes.................................................................................        34
    Section 5.19.   Intercompany Transactions.............................................................        35
    Section 5.19.   Intercompany Transactions.............................................................        35
    Section 5.20.   Employees.............................................................................        35
    Section 5.21.   Termination of Benefit Plans..........................................................        35
    Section 5.22.   Insurance.............................................................................        35
    Section 5.23.   Supplements to Schedules..............................................................        35
    Section 5.24.   Loss or Threatened Loss of Customer or Supplier.......................................        35

ARTICLE 6    CONDITIONS PRECEDENT.........................................................................        36

    Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger............................        36
    Section 6.2.    Conditions of Obligations of Parent and Sub...........................................        36
    Section 6.3.    Conditions of Obligations of the Company..............................................        37
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ARTICLE 7    TERMINATION..................................................................................        38

    Section 7.1.    Termination...........................................................................        38
    Section 7.2.    Effect of Termination.................................................................        39
    Section 8.1.    Survival..............................................................................        39
    Section 8.2.    Indemnification by the Shareholders...................................................        39
    Section 8.3.    Indemnification by the Parent.........................................................        39
    Section 8.4.    Procedure for Indemnification for Third Party Claims..................................        40
    Section 8.5.    Set-Off Rights; Character of Indemnity Payments.......................................        41
    Section 8.6.    Limitations on Indemnification........................................................        41

ARTICLE 9    GENERAL PROVISIONS...........................................................................        41

    Section 9.1.    Amendment.............................................................................        41
    Section 9.2.    Extension; Waiver.....................................................................        41
    Section 9.3.    Entire Agreement......................................................................        41
    Section 9.4.    Severability..........................................................................        41
    Section 9.5.    Notices...............................................................................        42
    Section 9.6.    Headings; Interpretation..............................................................        43
    Section 9.7.    Counterparts..........................................................................        43
    Section 9.8.    Benefits; Assignment..................................................................        43
    Section 9.9.    Governing Law.........................................................................        43
    Section 9.10.   Reliance on Counsel and Other Advisors................................................        43
    Section 9.11.   Injunctive Relief.....................................................................        43
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                             INDEX OF DEFINED TERMS

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Term                                                                                     Section
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
"Affiliates".....................................................................    Section 3.15(n)
"Affiliated Group"...............................................................    Section 3.18(i)(i)
"Agreement"......................................................................    Preamble
"Allegations"....................................................................    Section 3.11(b)
"AMEX"...........................................................................    Section 2.1(c)
"Ancillary Agreement"............................................................    Section 3.5
"Business Day"...................................................................    Section 1.3
"California Statute".............................................................    Recitals
"Cash Consideration".............................................................    Section 2.1(c)
"Certificate of Merger"..........................................................    Section 1.2
"Certificates"...................................................................    Section 2.2(a)
"Closing"........................................................................    Section 1.3
"Closing Date"...................................................................    Section 1.3
"Claim"..........................................................................    Section 3.7
"Code"...........................................................................    Recitals
"Company"........................................................................    Preamble
"Confidential Information".......................................................    Section 5.13(a)(ii)
"Company Activities".............................................................    Section 5.13(a)(i)
"Company Common Stock"...........................................................    Section 2.1(b)
"Company Disclosure Schedule"....................................................    Section 3.2
"Company Intellectual Property"..................................................    Section 3.12(d)(i)
"Company Material Adverse Effect"................................................    Section 3.1
"Constituent Corporations".......................................................    Section 1.1
"Delaware Statute"...............................................................    Recitals
"Effective Time".................................................................    Section 1.2
"Environmental Laws".............................................................    Section 3.11(e)(i)
"Environmental Permits"..........................................................    Section 3.11(a)
"ERISA"..........................................................................    Section 3.13(a)
"ERISA Affiliate"................................................................    Section 3.13(a)
"Exchange Act"...................................................................    Section 3.4(b)
"GAAP"...........................................................................    Section 3.6
"Governmental Entity"............................................................    Section 3.4(b)
"Governmental Permits"...........................................................    Section 3.5
"Harpin".........................................................................    Preamble
"Hazardous Substances"...........................................................    Section 3.11(e)(ii)
"Intellectual Property"..........................................................    Section 3.12(d)(ii)
"Insurance Policy"...............................................................    Section 3.23
"Knowledge"......................................................................    Section 3.7
"Laws"...........................................................................    Section 3.5
"Lease"..........................................................................    Section 3.16(f)(i)
"Leased Premises"................................................................    Section 3.16(f)(ii)
"Liens"..........................................................................    Section 3.8
"Losses".........................................................................    Section 8.2(c)
"Material Agreements"............................................................    Section 3.15
"Merger".........................................................................    Recitals
"NASD"...........................................................................    Section 3.4(b)
"New Matter "....................................................................    Section 5.23
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
"Noncompete Period"..............................................................    Section 5.13(a)(iii)
"Nonsolicitation Period".........................................................    Section 5.13(a)(iii)
"Note Consideration".............................................................    Section 2.1(c)
"Occurrence".....................................................................    Section 3.17(b)
"Other Filings" .................................................................    Section 5.4
"Order" .........................................................................    Section 3.7
"Owned Real Property"............................................................    Section 3.16(f)(iii)
"Parent".........................................................................    Preamble
"Parent Common Stock"............................................................    Section 2.1(c)
"Parent Disclosure Schedule".....................................................    Section 4.2
"Parent Material Adverse Effect".................................................    Section 4.1
"Parent Proxy Statement".........................................................    Section 4.2
"Parent SEC Reports".............................................................    Section 4.6(a)
"Parent Significant Subsidiaries"................................................    Section 4.1
"Per Share Merger Consideration".................................................    Section 2.1(c)
"Permits"........................................................................    Section 3.16(d)
"Person".........................................................................    Section 3.7
"Plan"...........................................................................    Section 3.13(a)
"Protected Area".................................................................    Section 5.13(a)(iv)
"Real Property"..................................................................    Section 3.16(f)(iv)
"Recalls"........................................................................    Section 3.17(a)
"Release"........................................................................    Section 3.11(e)(iii)
"Registration Statement".........................................................    Section 5.4
"Repurchase Price"...............................................................    Section 5.5(c)
"SEC"............................................................................    Section 4.6(a)
"Securities Act".................................................................    Section 4.6(a)
"Sell-Off Period"................................................................    Section 5.5
"Shareholders"...................................................................    Preamble
"Software".......................................................................    Section 3.12(d)(iii)
"Sub"............................................................................    Preamble
"Sub Common Stock"...............................................................    Section 2.1(a)
"subsidiary".....................................................................    Section 9.6
"Surviving Corporation"..........................................................    Section 1.1
"Taxes"..........................................................................    Section 3.18(i)(iv)
"Tax Authority"..................................................................    Section 3.18(i)(ii)
"Tax Return".....................................................................    Section 3.18(i)(iii)
"Trade Secrets"..................................................................    Section 5.13(a)(v)
"Transactions"...................................................................    Section 3.3(a)
"Transfer Agent".................................................................    Section 2.2(a)
"Treasury Regulation"............................................................    Section 3.18(i)(v)
"White"..........................................................................    Preamble
"Violation"......................................................................    Section 5.6(c)
"2003 Balance Sheet".............................................................    Section 3.6
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         AGREEMENT AND PLAN OF MERGER, dated as of December 30, 2003 (this
"Agreement"), by and among COLLEGIATE PACIFIC INC., a Delaware corporation
("Parent"), BOO MERGER CORP., a Delaware corporation and direct wholly-owned subsidiary of Parent ("Sub"), TOMARK, INC., a California corporation (the
"Company"), Thomas C. White ("White") and Mark S. Harpin ("Harpin," and together with White, the "Shareholders").

         The following recitals are true and constitute the basis for this
Agreement:

         A. The Boards of Directors of Parent, Sub, and the Company deem it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company enter into a business combination pursuant to which Parent would acquire all of the issued and outstanding shares of the Company;

         B. To effect such business combination, upon the terms and subject to the conditions set forth herein and the General Corporation Law of the State of Delaware (the "Delaware Statute") and the Corporations Code of the State of California (the "California Statute"), the Company will merge with and into Sub with Sub continuing as the surviving corporation and wholly-owned subsidiary of Parent (the "Merger"); and

         C. For U.S. federal income tax purposes, it is intended that the Merger and the transactions contemplated thereby shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Statute and the California Statute, at the Effective Time (as defined below), the Company shall be merged with and into Sub. Following the Merger, Sub shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease. Sub and the Company are collectively referred to as the "Constituent Corporations."

                  SECTION 1.2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Merger shall become effective (the "Effective Time") upon the filing of a properly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the Delaware Statute and a certified copy of the Certificate of Merger in accordance with the California Statute, or at such later time as agreed to by the parties and set forth in the Certificate of Merger.

                  SECTION 1.3. CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties hereto, which date shall be no later than the third Business Day (as defined below) after satisfaction of the latest to occur of the conditions set forth in

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Article 6 (other than those conditions that by their terms are to be satisfied at the Closing), unless another date is agreed to in writing by the parties hereto. The Closing shall take place at the offices of Sayles, Lidji & Werbner, 4400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, unless another place is agreed to in writing by the parties hereto. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City of Dallas and State of Texas.

                  SECTION 1.4. EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of the Company shall cease and the Company shall be merged with and into Sub, with the result that Sub shall be the Surviving Corporation, and (b) the Merger shall have all of the effects provided by the Delaware Statute and the California Statute.

                  SECTION 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION; DIRECTORS AND OFFICERS. At the Effective Time, (a) the Certificate of Incorporation of Sub shall become the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed as provided under the Delaware Statute or in the Certificate of Incorporation of the Surviving Corporation, (b) the Bylaws of Sub shall become the Bylaws of the Surviving Corporation until altered, amended or repealed as provided under the Delaware Statute or in the Certificate of Incorporation or Bylaws of the Surviving Corporation, and (c) the officers and directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial officers and directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 2.1. EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any SHARES OF CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS:

                  (a) Capital Stock of Sub. Each issued and outstanding share of common stock, $0.01 par value per share, of Sub ("Sub Common Stock") shall remain outstanding and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                  (b) Treatment of Certain Company Shares. Each share of common stock of the Company, no par value ("Company Common Stock"), that is owned by the Company as treasury stock, shall be cancelled and retired and shall cease to exist.

                  (c) Consideration for Company Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock subject to Section 2.1(b)) shall be converted into the right to receive (i) an amount in cash equal to $2,500.00 (the "Cash Consideration"), payable to the holder thereof, without any interest thereon, less any required withholding taxes, upon surrender and exchange of the certificate representing such share of Company Common Stock pursuant to the terms hereof, (ii) $250.00 (the "Note Consideration"), in the form of an unsecured subordinated promissory note bearing interest at the rate of 3% per annum payable by Parent to the holder thereof in equal installments over a period of 24 months after the Effective Date and substantially in the form attached hereto as Exhibit "A" and (iii) the number of shares of fully paid and nonassessable shares of common stock, $0.01 par value per share, of Parent ("Parent Common Stock" and together with the Cash Consideration and the Note Consideration, the "Per Share Merger

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Consideration") determined by dividing $2,500,000 by the closing price of
Parent's Common Stock on the American Stock Exchange ("AMEX") on the last trading day immediately preceding the Closing Date and dividing that amount by 1,000. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding, and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration to be issued in consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to
Section 2.2(d).

                  SECTION 2.2. EXCHANGE OF CERTIFICATES.

                  (a) Issuance and Delivery. Upon surrender of an issued and outstanding share of Company Common Stock (collectively, the "Certificates") on the Closing Date for cancellation, together with such other documents as may be reasonably required by the Company's transfer agent, Continental Stock Transfer and Trust Company (the "Transfer Agent"), the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2, any cash in lieu of fractional shares of Parent Common Stock, the other Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock and the other per Share Merger Consideration may be issued and paid to a transferee if the Certificate representing such Company Common Stock is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and the other Per Share Merger Consideration as contemplated by this Article 2 and the Delaware Statute.

                  (b) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares or other Per Share Merger Consideration shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor or such holder's transferee pursuant to Section 2.2(d), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions on Parent Common Stock with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (c) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article 2 (plus any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall

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be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to the shares of Company Common Stock that are outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

                  (d)      No Issuance of Fractional Shares.

                           (i) No certificates or scrip for fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                           (ii) As promptly as practicable following the Effective Time, the Transfer Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Transfer Agent pursuant to Section 2.2(a) over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(a).

                           (iii)    As soon as practicable after the
         determination of the amount of cash, if any, to be paid to the holders of Company Common Stock in lieu of any fractional share interests and subject to clause (iv) of this Section 2.2(d), the Transfer Agent shall make available such amounts to such holders of Company Common Stock.

                           (iv) Parent or the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Transfer Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Transfer Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Transfer Agent.

                  (e) No Liability. Subject to applicable law and public policy, if any Certificate shall not have been surrendered immediately prior to the date on which any Per Share Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below), then any Per Share Merger Consideration payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificates shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificates shall also deliver a reasonable indemnity against any claim that may be made against Parent or the Transfer Agent with respect to the Certificates alleged to have been lost, stolen or destroyed. The affidavit and any indemnity that may be required hereunder shall be delivered to the Transfer Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

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                  SECTION 2.3. FURTHER ASSURANCES. If, at any time after the
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, or to vest, perfect or confirm of record or otherwise establish in the Surviving Corporation full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of each of the Constituent Corporations or otherwise to take all such lawful and reasonably necessary or desirable action.

                                    ARTICLE 3

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

                  The Company and each of the Shareholders hereby individually represent and warrant to Parent and Sub as follows:

                  SECTION 3.1. ORGANIZATION AND QUALIFICATION. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite corporate power to carry on its business as it is now being conducted, and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Company Material Adverse Effect (as defined below). True and complete copies of the Articles of Incorporation and the Bylaws, as amended to date, of the Company have been made available to Parent. As used herein, "Company Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company does not directly or indirectly own any equity, capital stock, partnership, joint venture interests or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

                  SECTION 3.2. CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock. As of the date hereof, 1,000 shares of Company Common Stock are issued and outstanding. All outstanding shares of Company Common Stock are validly issued in full compliance with all applicable securities laws and are fully paid and nonassessable and were not issued in violation of and are not subject to any preemptive rights, rights of first refusal or other similar rights or options. Except as disclosed in Section 3.2 of the Company's disclosure schedule delivered to Parent and Sub in connection with this Agreement (the "Company Disclosure Schedule"), there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreement to which the Company is a party or by which the Company is bound that, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares or any other capital stock of the Company. Except as disclosed in Section 3.2 of the Company Disclosure Schedule, the Company is not a party to any agreement or understanding regarding the voting or the registration under federal or state law of any shares of the Company's capital stock.

                  SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD APPROVAL.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of the Company, to consummate the transactions contemplated by this Agreement and each Ancillary Agreement (as defined in Section 3.5) (the "Transactions"). The execution and delivery of

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this Agreement by the Company and the consummation by the Company of the
Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the voting power of Company Common Stock, voting together as a single class, which approval is the only approval required to consummate the Transactions under the Company's Articles of Incorporation and the California Statute). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of specific performance or injunctive relief and other equitable remedies.

                  (b) The Board of Directors of the Company has, prior to the execution of this Agreement, (i) approved this Agreement and the Transactions, (ii) determined that the Transactions are fair to and in the best interests of its stockholders, (iii) declared this Agreement and the Transactions advisable, and (iv) recommended that the stockholders of the Company approve this Agreement and the Transactions. This Agreement and the Transactions have been approved by the unanimous vote of the members of the Board of Directors of the Company, and by the unanimous vote of the stockholders of the Company.

                  SECTION 3.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of the Company; (ii) subject to obtaining the approval of the Company's stockholders of this Agreement in accordance with the California Statute and the Company's Articles of Incorporation and Bylaws and compliance with the requirements set forth in Section 3.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected; or (iii) except as set forth in Section 3.4 of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or the Company under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties are bound or affected, in each case having value or requiring payments over the term thereof equal to or greater than $25,000, except, in the case of clause
(ii) above, for any such conflicts or violations that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.4 of the Company Disclosure Schedule lists all material consents, waivers and approvals under any agreements, contracts, licenses or leases required to be obtained by the Company in connection with entering into of this Agreement or the consummation of the Transactions.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) the filing of documents to satisfy the applicable

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requirements, if any, of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and state takeover laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of a the certified copy of the Certificate of Merger with the Secretary of State of the State of California and appropriate corresponding documents with the Secretary of State of other states in which the Company is qualified to transact business as a foreign corporation, (iii) filings, if any, under the rules and regulations of AMEX of the National Association of Securities dealers, Inc. ("NASD"), and
(iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect the Company from performing its obligations under this Agreement or (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.5. COMPLIANCE WITH LAWS. Except as set forth in
Section 3.5 of the Company Disclosure Schedule, the Company is not in conflict with, or in default or violation of (a) any material law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its respective properties is bound, or (b) whether after the giving of notice or passage of time or both, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound, except for any conflicts, defaults or violations that do not and would not have, individually or in the aggregate, a Company Material Adverse Effect. All approvals, consents, authorizations, permits, licenses, registrations, waivers, exemptions and qualifications by, with or under any Governmental Entity or Laws (as defined below) (collectively, "Governmental Permits") material to the Company and required to be obtained by the Company have been obtained, are valid, are in full force and effect and are being complied with. The Company has not received written notice that any Governmental Entity intends to cancel or terminate any such Governmental Permit. No material Governmental Permit will be terminated or impaired, in whole or in part, as a result of the Transactions or the execution and delivery of this Agreement or any Ancillary Agreement (as defined below). "Ancillary Agreement" shall mean each such other agreement and instrument, other than the Agreement, executed and delivered by a party to this Agreement on the Closing Date. "Laws" shall mean any laws, statutes, ordinances, regulations or other requirements of any Governmental Entity in effect on or prior to the date hereof.

                  SECTION 3.6. FINANCIAL STATEMENTS. The Company's fiscal year ends on September 30. Section 3.6 of the Company Disclosure Schedule sets forth the (a) unaudited balance sheet of the Company as of September 30, 2002, (b) unaudited balance sheet of the Company as of September 30, 2003 (the "2003 Balance Sheet"), (c) related statements of income and cash flows for each of the years ended September 30, 2002 and September 30, 2003, and the information set forth on Section 3.6 of the company Disclosure Schedule for items (a)-(c) presents fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods then ended in conformity with generally accepted accounting principles applicable in the United States of America ("GAAP") and applied on a consistent basis throughout the periods covered thereby (subject to normal year-end adjustments and without footnotes in the case of the unaudited financial statements that have not been, and are not expected to be, material in amount).

                  SECTION 3.7. LITIGATION. Section 3.7 of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each pending or, to the Company's and each Shareholder's Knowledge (as defined below), threatened suit, claim, action, proceeding, inquiry, investigation, litigation, demand, charge, complaint, grievance, arbitration, indictment, information or grand jury subpoena ("Claim") against the Company or any of the Shareholders with respect to the Company that (a) seeks damages in excess of $10,000, (b) seeks damages for personal injuries or wrongful death or (c) seeks any injunctive relief, equitable relief or relief for other than money damages. Except as set forth in
Section 3.7 of the Company Disclosure Schedule, neither the Shareholders nor the Company is a party or subject to or in default in any material respect under any judgment or Order (as defined below)

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applicable to the Company or the conduct of its businesses. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no Claim (i) which challenges the Transactions and would be reasonably expected to prevent or materially delay the performance of this Agreement, the Ancillary Agreements or the Transactions by the Shareholders or the Company or (ii) by the Shareholders or the Company pending, or as to which either the Shareholders or the Company has sent any letter or other written notice to any Person (as defined below) or such Person's counsel, to the effect that the Shareholders and/or the Company intends to initiate any Claim against any other Person, in each case, arising out of the conduct of the business of the Company or related to the Company and that (x) seeks material damages or (y) seeks any material injunctive relief. As used in this Agreement, "Knowledge" of any Person means actual knowledge with respect to the particular fact or matter in question and all knowledge which could have been obtained by due inquiry by such Person; provided, that the Company or the Parent, as the case may be, will be deemed to have "Knowledge" of a particular fact or matter if that Person or any of its subsidiaries or any of their officers, members of management or members of the Board of Directors or similar governing body has or had Knowledge of such fact or matter. As used in this Agreement, "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization. "Order" shall mean any judgment, order, writ, injunction or decree of any Governmental Entity.

                  SECTION 3.8. OWNERSHIP OF SHARES; LIENS. The Shareholders are the record and beneficial owners of the Company Common Stock, free and clear of any Liens (as defined below) and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Company Common Stock, other than pursuant to applicable U.S. state and federal securities Laws), and will transfer and deliver to the Parent at the Closing valid title to each of the shares of Company Common Stock free and clear of any Liens and any such limitation or restriction. "Liens" shall mean any liens, mortgages, security interests, pledges, options, charges, Claims or encumbrances of any kind (including any agreement to give any of the foregoing).

                  SECTION 3.9. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.9 of the Company Disclosure Schedule, since September 30, 2003, there has not been any Company Material Adverse Effect in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing since that date:

                  (a) no party (including the Company) has accelerated, terminated, made material modifications to, or canceled any Material Agreement to which any of the Company or its Affiliates is a party or by which any of them is bound;

                  (b) no Lien has been imposed upon any of the Company's assets, tangible or intangible;

                  (c) the Company has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property (as defined below);

                  (d) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of its assets;

                  (e) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency; and

                  (f) the Company has not committed to do any of the foregoing.

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                  SECTION 3.10. NO UNDISCLOSED MATERIAL LIABILITIES. There are
no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and the Company is not a guarantor or otherwise is responsible for any liability of any other Person other than:

                  (a) liabilities reflected or reserved against in the 2003 Balance Sheet;

                  (b) liabilities disclosed in Section 3.10 of the Company Disclosure Schedule; and

                  (c) liabilities incurred since September 30, 2003 in the ordinary course of business consistent with past practice (and in amounts and on terms consistent with past practice) which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 3.11. ENVIRONMENTAL.

                  (a) The Company has obtained all material permits, licenses and other authorizations which are required under the Environmental Laws (as defined in Section 3.11(e)(i) below) ("Environmental Permits") for the operation of their businesses and the ownership, use and operation of the Real Property (as defined in Section 3.16(f)(iv) below), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any Environmental Permit and the Company is in material compliance with all terms and conditions of all such Environmental Permits. The Company and its subsidiaries have been, and are, in material compliance with all applicable Environmental Laws.

                  (b) The Company has not received written notice of any existing or pending material civil, criminal or administrative Claim, hearing, notice of violation or demand letter (collectively, "Allegations"), or, to the Knowledge of the Company or any Shareholder, threatened Allegations, relating to the Company or any of its subsidiaries, the Real Property or any other property or facility previously owned, operated or leased by the Company or any of its subsidiaries, relating in any way to the Environmental Laws. None of the Company and its subsidiaries is subject to any material administrative or judicial Order or any other enforceable or voluntary agreement with a Governmental Entity relating in any way to the Environmental Laws.

                  (c) The Company has not, and, to the Knowledge of the Company and each Shareholder, no other Person has, Released, discharged, or otherwise disposed of any Hazardous Substances (as defined in Section 3.11(e)(ii) below) on, beneath or adjacent to the Real Property or any property formerly owned, operated or leased by the Company, except for Releases (as defined in Section 3.11(e)(iii) below) of Hazardous Substances that are not likely to result in a material Claim against the Company or any of its subsidiaries.

                  (d) Neither the execution of this Agreement nor the consummation of the Transactions will require compliance with any Environmental Laws relating to the transfer of property or businesses.

                  (e) For the purpose of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment or human health and safety, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor

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         environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                           (ii) "Hazardous Substances" shall mean (1) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas; (2) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (3) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Laws.

                           (iii) "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  SECTION 3.12. INTELLECTUAL PROPERTY.

                  (a) Section 3.12(a) of the Company Disclosure Schedule sets forth, a complete list of all United States, foreign, international and state: (i) patents and patent applications; (ii) trademark or trade name registrations and applications and material unregistered trademarks; (iii) domain names; and (iv) copyright registrations and applications and material unregistered copyrights, that are Company Intellectual Property (as defined in Section 3.12(d)(i) below). Section 3.12(a)(ii) of the Company Disclosure Schedule sets forth a complete list of all material Intellectual Property (as defined in Section 3.12(d)(ii) below) agreements (other than standard off-the-shelf licenses for commercially available Software (as defined in Section 3.12(d)(iii) below)).

                  (b) The Intellectual Property set forth on Sections 3.12(a)(i) and 3.12(a)(ii) of the Company Disclosure Schedule are sufficient for the continued conduct of the Company after the Closing Date in the same manner as the Company was conducted prior to the Closing Date. Except as set forth in
Section 3.12(b) of the Company Disclosure Schedule, the Company owns or has the valid and enforceable right to use all Intellectual Property, free and clear of all Liens.

                  (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company and the Shareholders, threatened Claim against Company (i) with respect to any Intellectual Property owned or used by Company, (ii) alleging that the Company Intellectual Property infringes the rights of any Person or (iii) challenging the Company's ownership or use of, or the validity, enforceability or registrability of any Intellectual Property, and, to the Knowledge of the Company and the Shareholders, there is no reasonable basis for a Claim regarding any of the foregoing. The Company has not brought or threatened a Claim against any Person (x) alleging infringement of Intellectual Property rights owned or used by the Company or (y) challenging any Person's ownership or use of, or the validity, enforceability or registrability of, any Intellectual Property, and, to the Knowledge of the Company and the Shareholders, there is no reasonable basis for a Claim regarding any of the foregoing.

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                  (d)      For the purpose of this Agreement, the following
defined terms shall have the following meanings:

                           (i) "Company Intellectual Property" means all Intellectual Property owned, singly or jointly, by the Company or any of its Subsidiaries;

                           (ii)     "Intellectual Property" means all
         copyrights, copyright registrations and applications, patents and industrial designs, including without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, trademarks, service marks, trade names, domain names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing, trade secrets, financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies, Software, and similar property anywhere in the world, together with the rights to sue for past infringement thereof; and

                           (iii) "Software" means all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing.

                  SECTION 3.13. EMPLOYEE BENEFIT PLANS.

                  (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a true and correct list of: (i) each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); (ii) each employment, termination or severance agreement; and (iii) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), for the benefit of any employee or former employee of the Company or an ERISA Affiliate (collectively (i), (ii) and (iii) are referred to in this Agreement as the "Plans").

                  (b)      Each Plan that is intended to be qualified under
Section 401(a) of the Code (i) has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, (ii) has been submitted to the Internal Revenue Service for a determination letter within the applicable remedial amendment period under Section 401(b) of the Code, (iii) has a remedial amendment period that has not yet expired or (iv) is a standardized prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service on which the Company or its ERISA Affiliate that sponsors the Plan is entitled to rely. None of the Company, any of its Subsidiaries or any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable opinion or determination letter. There is no material pending or, to the Knowledge of the Company or any Shareholder, threatened litigation relating to the Plans (other than routine claims for benefits). To their Knowledge, neither the Company, any Shareholder, nor any of its ERISA Affiliates has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its ERISA Affiliates to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Company Material Adverse Effect.

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                  (c)      Neither the Company nor any of its ERISA Affiliates
maintains, or has ever maintained, an ERISA Plan that is subject to Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980.

                  (d) The Company has heretofore made available to Parent and Sub with respect to each of the Plans true and correct copies of each of the following documents, if applicable: (i) the Plan document and any amendments thereto; (ii) any related trust or other funding vehicle; (iii) the most recent IRS determination letter for such Plans; (iv) the most recent summary plan description and related summaries of material modifications for each Plan that is governed by ERISA; (v) for the three most recent plan years, all annual reports (5500 Series) for each Plan that have been filed with any governmental agency and (vi) all other material documents relating to any Plan as may reasonably be requested by the Parent or Sub.

                  (e) The Company does not have any obligations for retiree health and life benefits under any Plan. The Company or any of its subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

                  (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, neither the execution of this Agreement, nor any Ancillary Agreement nor the consummation of the Transactions will (i) entitle any employees of the Company or any of its subsidiaries to severance pay or any increase in severance pay upon any termination of employment prior to or after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans, (iii) cause the Company or any of its subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (iv) result in any payments under any of the Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

                  (g) To the Knowledge of the Shareholders or the Company, none of the Company any of its ERISA Affiliates, any of the Plans, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company or any of its ERISA Affiliates could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

                  (h) Each of the Plans has been operated and administered in all material respects in accordance with the terms of each Plan, applicable Laws, including but not limited to ERISA and the Code.

                  (i)      No "leased employee," as that term is defined in
Section 414(n) of the Code, performs services for the Company or any of its ERISA Affiliates.

                  SECTION 3.14. LABOR MATTERS. The Company is not a party to any collective bargaining or other labor union contract and no collective bargaining agreement is being negotiated by the Company. To the Knowledge of the Company and the Shareholders, no union claims to represent the employees of the Company. None of the employees of the Company is represented by any labor organization, and the Company and the Shareholders have no Knowledge of any material activities or proceedings of any labor union to organize any employees of the Company. There is no material labor dispute, strike or work stoppage against the Company pending or, to the Knowledge of the Company or the Shareholders, threatened which may interfere with the respective business activities of the Company

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or have a Company Material Adverse Effect, and there has not been any such event during the past two years. Except as set forth in Section 3.14 of the Company Disclosure Schedule, there are no material unfair labor practice charges, grievances or complaints pending or threatened, in writing, on behalf of any employee, officer or director of the Company against the Company. The Company is in material compliance in respect of the employees of the Company with all applicable Laws respecting employment, employment practices, the terms and conditions of employment (including with respect to the termination of employment and the closing of any facilities of the Company) and wages and hours. Section 3.14 of the Company Disclosure Schedule sets forth a true and complete list of: (i) the names, title and current salaries of all officers of the Company; (ii) the wage rates (or wages if applicable) for each exempt and nonexempt, salaried and hourly employees of the Company; (iii) all scheduled or contemplated increases in compensation or bonuses; and (iv) all scheduled or contemplated employee promotions.

                  SECTION 3.15. MATERIAL AGREEMENTS. Except as disclosed in
Section 3.15 of the Company Disclosure Schedule, the Company is not a party to or bound by:

                  (a) any lease of real property other than the Leased Premises (as defined in Section 3.16(f)(ii) below);

                  (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets, including any license for Software, that provides for either (A) annual payments by the Company of $10,000 or more or (B) aggregate payments by the Company of $25,000 or more;

                  (c) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which the Company serves as a general partner or otherwise has unlimited liability or any other material similar agreement or arrangement;

                  (d) any agreement relating to the acquisition or disposition of any business of the Company, or any third Person (whether by merger, sale of stock, sale of assets or otherwise);

                  (e) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement or arrangement relating thereto;

                  (f) any license, franchise or similar agreement material to the Company or any of its subsidiaries, taken as a whole;

                  (g) any material marketing or other similar agreement and any agreement under which the Company or any of its subsidiaries has granted any exclusive marketing or other right to any third Person;

                  (h) any agreement that restricts or prohibits the Company from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit the Company or any of its subsidiaries after the Closing Date;

                  (i) any agreements to which the Company is a party or otherwise bound (whether between the Company and an independent Person or inter-corporate) which contain provisions (a) granting to any Person rights in Company Intellectual Property or any other Intellectual Property used by the Company or any of its subsidiaries; (b) granting to the Company any rights in Intellectual Property owned or controlled by any Person; (c) restricting the Company's use of Intellectual Property that is used by the Company; or (d) transferring ownership of Intellectual Property rights to the Company;

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                  (j)      any agreement containing "change in control" or
similar provisions relating to a change in control of the Company;

                  (k) any powers of attorney other than those entered into in the ordinary course of business;

                  (l) any agreements material to the Company taken as a whole pursuant to which the Company is obligated to indemnify any other person;

                  (m)      any agreement with any Governmental Entity;

                  (n) any agreement with any of the Shareholders or any of their Affiliates (as defined below) or any Affiliate, current or former officer, director, stockholder, employee, consultant, agent or other representative of the Company or with a Person in which any of the foregoing is a controlling Person. "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder;

                  (o) any agreement having a duration of six months or more and not terminable without penalty upon 60 days or less prior notice by the Company that is a party thereto;

                  (p) any agreement for management services with any Person;

                  (q) any agency, broker, exclusive dealing, distributor, dealer, manufacturer, representative, reseller, agency and sales promotion agreements involving payments in excess of $5,000 or any other agreement that compensates any Person, other than employees or consultants of the Company, based on any sales by the Company; or

                  (r) any contract that contemplates or involves (x) the payment or delivery of cash or other consideration to the Company in an amount or having a value in excess of $10,000 in the aggregate or (y) the performance of services or sales of products by the Company having a value in excess of $10,000 in the aggregate, which in either case is not terminable by the Company without material penalty on not more than 30 days' or less prior notice;

         The contracts, agreements and instruments, each as amended or modified (including all waivers with respect thereto), set forth in Section 3.15 of the Company Disclosure Schedule are referred to herein as the "Material Agreements." The Company has heretofore furnished or made available to the Parent and Sub complete and correct copies of the Material Agreements. Except as specifically disclosed on Section 3.15 of the Company Disclosure Schedule: (i) each of the Material Agreements is in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity); (ii) neither the Shareholders nor the Company has received any written notice of cancellation or termination of or, to the Knowledge of the Company, any expression or indication of an intention or desire to cancel or terminate any of the Material Agreements; (iii) no Material Agreement is the subject of or, to the Knowledge of the Company and the Shareholders, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; (iv) with respect to any Material Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Material Agreement is exercised, neither the Shareholders, nor any of the Company has received any written notice, or otherwise has any Knowledge, that any such Material Agreement will not be so renewed or that any such extension option will not be exercised; and (v) there exists no material event of default or occurrence, condition or act on the part of the Company or, to the Knowledge of the Shareholders or the

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Company, on the part of the other Persons to the Material Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Material Agreements.

                  SECTION 3.16. PROPERTIES.

                  (a) Section 3.16(a) of the Company Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of the Leased Premises and the Leases (as defined in Section 3.16(f) below), the lessor and lessee (or sublessor and sublessee, or licensor or licensee, as the case may be) and any guarantor under each Lease and the current use (or uses) of such Leased Premises. Prior to the date hereof, the Parent and Sub have been provided with a true, correct and complete copy of each Lease and all amendments thereto. The Company has good, valid and binding license, leasehold or equivalent interest in all Leased Premises, free and clear of any Liens. Each Lease is the legal, valid and binding obligation of the Company thereunder and is enforceable and is in full force and effect. No event has occurred or circumstance exists which, with the delivery of notice or the passage of time or both, would constitute a breach or default by the Company, or the lessor or sublessor or licensor or licensee, or which would permit the termination, modification or acceleration of performance of the obligations of the Company, or the lessor or sublessor or licensor or licensee, under any Lease. The Company has not received any notice that any lessor, sublessor or licensor under any Lease will not consent (where such consent is necessary) to the consummation of the Transactions, without requiring any modification of the rights or obligations of the lessee, sublessee or licensor thereunder.

                  (b) Section 3.16(b) of the Company Disclosure Schedule contains a true, correct and complete list of the Owned Real Property (as defined in Section 3.16(f)(iii) below), including the address of each parcel of Owned Real Property, the entity which owns such Owned Real Property and the current use (or uses) of such Owned Real Property. Prior to the date hereof, the Parent has been provided with a true, correct and complete copy of all deeds, mortgages, surveys, title insurance policies (including any underlying documents relating to Liens), if any, or equivalent documentation with respect to the Owned Real Property and other material documents relating to or affecting the title to the Owned Real Property. The Company has good, valid and marketable title in fee simple to each of the Owned Real Property and to all buildings, structures and other improvements thereon and all fixtures thereto (other than any equipment leased by the Company), in each case, free and clear of any Liens. The Company has not granted to any Person any right to use or occupy any of the applicable Owned Real Property, other than rights or grants which appear of record.

                  (c) No options or rights of first offer or rights of first refusal or similar rights or options have been granted by the Company to any Person to purchase, lease, license or otherwise acquire any interest in any of the Real Property. Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, the Company has not mortgaged, hypothecated, pledged or otherwise encumbered any of the Real Property or its interest in any Real Property.

                  (d) The Company is in possession of all material franchises, grants, authorizations, Governmental Permits, easements, variances, exemptions, consents, certificates and Orders (collectively, the "Permits") necessary to own, lease, license and operate the Real Property and to carry on its business. Each such Permit is in full force and effect in all material respects. The Company is not in material conflict with, or in default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits, which conflict, default or violation would, individually or in the aggregate, have a Company Material Adverse Effect.

                  (e) The Company has not received written notice of any condemnation, expropriation or other proceedings in eminent domain pending, proposed or threatened with respect to any of the Real Property which has had or would reasonably be expected to have a Company Material

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Adverse Effect or a material impact on the continued use and operation of any of the Real Property to which they relate in the conduct of the business of the Company as presently conducted. All buildings, structures and other improvements on any of the Real Property and all fixtures thereto are structurally sound with no known material defects and are in good operating condition and repair, except for routine wear and tear, and are adequate for the use and operation of the Real Property to which they relate in the conduct of the business of the Company as presently conducted and require no maintenance, repairs or replacements, except for ordinary routine maintenance, repairs or replacements, which are not material in nature or cost.

                  (f) For the purpose of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Lease" means the lease, sublease, license or other agreement relating to the use and/or occupancy of any of the Leased Premises.

                           (ii) "Leased Premises" means all the real property that is leased or operated by the Company and its subsidiaries and used or held for use by the Company or any of its subsidiaries in the operation or conduct of their business, which real property is identified on Section 3.16(a) of the Disclosure Schedules.

                           (iii) "Owned Real Property" means all the real property that is owned and used or held for use by the Company and its subsidiaries in the operation or conduct of their business, which real property is identified on Section 3.16(b) of the Disclosure Schedules.

                           (iv) "Real Property" means, collectively, the Leased Premises under the Leases and the Owned Real Property.

                  SECTION 3.17. PRODUCT LIABILITY.

                  (a) (i) The Company has not received any written notice (of violation or otherwise), Claim or hearing of a civil, criminal or administrative nature by or before any Governmental Entity against or involving the Company (past or present) or concerning any product relating to the businesses of the Company (past or present) which is pending or, to the Knowledge of the Shareholders or the Company, threatened, relating to or resulting from: (x) an alleged defect in design, manufacture, materials or workmanship of any product manufactured, designed, distributed or sold by, or on behalf of, the Company or any of its subsidiaries (past or present); (y) any alleged failure to warn; or (z) from any alleged breach of express or implied warranties or representations (nor is there any valid basis for any such notice (of violation or otherwise), Claim or hearing); (ii) there has not been any Occurrence (as defined in Section 3.17(b) below); (iii) there has not been any product recall, rework, retrofit or post-sale warning (collectively, "Recalls") by the Company (past or present) concerning any products relating to the businesses of the Company (past or present) (nor is there, or has there been, any investigation or consideration or decision made by any Person concerning whether to undertake or not to undertake any Recalls); and (iv) there are no defects in design, manufacturing, materials or workmanship (including, without limitation, any failure to warn, or any breach of express or implied warranties or representations), which involve any product relating to the businesses of the Company (past or present), which are manufactured, designed, distributed, sold or installed by the businesses of the Company (past or present).

                  (b) For purposes of this Section 3.17, the term "Occurrence" shall mean any accident, happening or event which is caused, or allegedly caused by, any alleged hazard or alleged defect in manufacture, design, materials or workmanship (including, without limitation, any alleged failure to

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warn or any breach of express or implied warranties or representations with respect to), or otherwise involves a product (including any parts or components) relating to the businesses of the Company (past or present) that has been manufactured, designed, distributed, sold or installed by, or on behalf of, the Company (past or present) which results, or is alleged to have resulted in, injury or death to any Person or damage to or destruction of property or other consequential damages, at any time.

                  SECTION 3.18. TAXES. Except as set forth in Section 3.18 of the Company Disclosure Schedule:

                  (a) The Company has (i) duly and timely filed (or there has been duly and timely filed on its behalf) with the appropriate Tax Authority (as defined in Section 3.18(i)(ii) below) all Tax Returns (as defined in Section 3.18(i)(iii) below) required to be filed by it, and all such Tax Returns are true, correct and complete and (ii) timely paid (or there has been timely paid on its behalf) all Taxes due.

                  (b) The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Entities all amounts required to be withheld and paid over under all applicable Laws.

                  (c) There are no outstanding waivers or comparable consents that have not expired regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company. The Company has not requested an extension of time within which to file any Tax Return in respect of any taxable period which Tax Return has not since been filed.

                  (d) To the Knowledge of the Company and the Shareholders, no jurisdiction in which the Company did not file a Tax Return has made a Claim that the Company is required to file a Tax Return for such jurisdiction. To the Knowledge of the Company and each Shareholder, no federal, state, local or foreign audits or other administrative proceedings have formally commenced or are presently pending or have been proposed in writing with respect to (i) any Taxes due from or with respect to the Company, (ii) any Tax Return filed by or with respect to the Company. No power of attorney which is currently in force has been granted by or with respect to the Company with respect to any matter relating to Taxes. The Company has not changed any method of accounting for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or any other applicable Laws, received a ruling from any taxing authority or signed an agreement with any taxing authority which could affect the Company or the Parent or Sub after the Closing. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any Laws has been entered into by or with respect to the Company.

                  (e) The Company is not a party to, bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement and has no potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement. The Company is not a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by virtue of the transfer of shares to the Parent or Sub pursuant to this Agreement. The Company has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries. To the Knowledge of the Company, no Claim has been asserted by any Tax Authority that the Company is liable for Taxes under or as a result of
Section 482 of the Code or any similar provision of Laws.

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                  (f)      The Company has not been a member of any Affiliated
Group (as defined in Section 3.18(i)(i) below).

                  (g) None of the federal income Tax Returns of the Company for all tax years through September 30, 2002, has been examined.

                  (h) The Company has no liability for the Taxes of any Person (other than members of the Affiliated Group of which the Company is the "parent" under Treasury Regulation Section 1.1502-6 (or any similar provision of any applicable Laws), as a transferee or successor, by contract, or otherwise.

                  (i) For purposes of this Agreement, the following defined terms shall have the following meanings:

                           (i) "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any unitary, combined or affiliated group under any similar provisions of any applicable Laws.

                           (ii) "Tax Authority" shall mean any Governmental Entity responsible for the imposition of any Tax.

                           (iii) "Tax Return" shall mean any return, report, declaration, information return or other document (including any related or supporting information) required to be filed with respect to Taxes, including any amendments thereof.

                           (iv) "Taxes" shall mean any (x) federal, state, local and foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, social security, payroll, premium, withholding, alternative or added minimum, ad valorem, capital stock, transfer tax, or any other tax, custom, duty, governmental fee, levy or other like assessment or charge of any kind, including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority or (y) liability for the payment of any amounts described in clause (x) above as result of transferor or successor liability.

                           (v) "Treasury Regulations" shall mean the United States Tax Regulations, including Temporary Regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax Regulations).

                  SECTION 3.19. LOANS AND ADVANCES. The Company has no agreement or commitment to make any loan, advance or capital contribution to, or investment in, any other Person in excess of $5,000.

                  SECTION 3.20. SUFFICIENCY OF ASSETS. The Company owns, or has sufficient rights to use, all of the assets and property (i) currently used by the Company in the conduct of its business and (ii) that are necessary to operate the business of the Company as it is currently being operated.

                  SECTION 3.21. INVENTORY. Except inventory items retained by the Company which have been written-off for accounting purposes, the inventory of the Company (a) consists of items which are in all material respects free of any defect, fault, imperfection, impurity or dangerous propensity of any kind,
(b) is of a quality and quantity usable and salable in the ordinary and usual course of business and (c) is owned by the Company.

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                  SECTION 3.22. ACCOUNTS RECEIVABLE. The accounts receivable of the Company are reflected on the accounting records of the Company relating to the conduct of the business of the Company and represent or will represent as of the Closing Date valid obligations arising from sales actually made or services actually performed by the Company in the ordinary course of business. The bad debt reserves of the Company reflected on the 2003 Balance Sheet and the accounting records of the Company are adequate in accordance with GAAP and consistent with the past practice of the Company. To the Knowledge of the Company and each Shareholder, no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of the Company, exists under any contract with any account debtor of an account receivable relating to the amount or validity of the account receivable.

                  SECTION 3.23. INSURANCE. Section 3.23 of the Company Disclosure Schedule sets forth a list of all insurance policies, binders of insurance or programs of self-insurance held by the Company (collectively, the "Insurance Policies"). Each of the Insurance Policies is a valid and existing insurance policy that is current and in full effect and not expired. True and complete copies of all Insurance Policies have been provided or made available to Parent and Sub. During the 12-month period immediately preceding the date hereof, no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Knowledge of the Company and the Shareholders, indicated any intent to do so or not to renew any Insurance Policy, except as may be required under applicable state insurance Laws.

                  SECTION 3.24. SUPPLIERS. Section 3.24 of the Company Disclosure Schedule sets forth a list of each supplier of the Company that individually accounted for more than 5% of the operating expenses of the Company during the twelve month period immediately preceding the date hereof.

                  SECTION 3.25. CUSTOMERS. Section 3.25 of the Company Disclosure Schedule sets forth a list of each customer of the Company that individually accounted for more than 5% of the operating revenue of the Company during the twelve month period immediately preceding the date hereof.

                  SECTION 3.26. NON-ARM'S-LENGTH TRANSACTIONS. Other than as an owner of publicly traded securities, neither the Shareholders nor the Company has any direct or indirect interest in the business of any customer, supplier, manufacturer or distributor of the Company or any of its subsidiaries. To the Knowledge of the Company and the Shareholders, there are no existing or proposed agreements, arrangements and transactions between any employee, officer or director of the Company on the one hand, and any material supplier or customer of the Company, on the other hand.

                  SECTION 3.27. MEETING MINUTES. The Company has provided the Parent with true, correct and complete copies of all resolutions passed by the Company's Board of Directors and stockholders during the past 24 months and copies of all minutes of the Company's Board of Directors and stockholders meetings held or written consents of the Company's Board of Directors acting without a meeting during the past 24 months.

                  SECTION 3.28. BROKERS AND FINDERS. Neither the Company nor any of the Shareholders has engaged any agent, broker, investment banker, financial advisor or other Person that is or will be entitled to any brokers', finder's, financial advisor's fee or other commission or similar fee in connection with any of the Transactions.

                  SECTION 3.29. SHAREHOLDER INVESTMENT REPRESENTATIONS. Each Shareholder hereby represents and warrants on behalf of himself only and not jointly that:

                  (a) Such Shareholder is acquiring the Parent Common Stock to be acquired hereunder for its own account with the present intention of holding such securities as provided in this

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Agreement, and he has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

                  (b) The shares of Parent Common Stock to be received in partial payment of the Per Share Merger Consideration are characterized as "restricted securities" under the federal securities laws inasmuch as they are being received from the Parent in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Except as set forth in this Agreement, each Shareholder understands that he must bear the economic risk of the acquisition of the shares of Parent Common Stock made in connection herewith for not more than nine months or, at the election of each Shareholder, an indefinite period of time because, among other reasons, the shares of Parent Common Stock have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Each Shareholder further understands that the certificate representing the shares of Parent Common Stock shall bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. "

                  (c) Such Shareholder is an "accredited investor", as defined under Rule 501(a) promulgated under the Securities Act;

                  (d) Such Shareholder has all requisite power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. Such Shareholder has taken all action as and in the manner required by law to authorize the execution, delivery and performance of this Agreement and the other Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby;

                  (e) The execution and delivery of this Agreement, and the other Ancillary Agreements to which it is a party, do not, and the consummation of the transactions contemplated hereby and thereby will not, violate (i) any material terms of any material contract or commitment of any kind or character to which such Shareholder is a party or by which it or its property may be bound, or (iii) any law, regulation, rule, judgment or order applicable to such Purchaser or its respective property;

                  (f) This Agreement and the other Ancillary Agreements to which such Shareholder is a party, each constitute the valid and binding obligation of such Shareholder, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies; and

                  (g) Such Shareholder is not a party to or in any way obligated to make any payment relating to, any contract or outstanding claim for the payment of any broker's or finder's fee in connection

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with the origin, negotiation, execution or performance of this Agreement or the acquisition of shares of the Parent Common Stock hereunder.

                  SECTION 3.30. CONTINUITY OF BUSINESS ENTERPRISE. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

                  SECTION 3.31. TITLE TO AND CONDITION OF ASSETS. Except as set forth in Section 3.31 of the Company Disclosure Schedule, the Company had good and marketable title to all assets set forth on the 2003 Balance Sheet and all financial statements after that date and all assets of the Company are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which it presently is used and presently is proposed to be used.

                  SECTION 3.32. DISCLOSURE. This Agreement and the Company Disclosure Schedule and all other schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Parent or Sub by or on behalf of the Company or any Shareholder with respect to the Transactions are complete and authentic, and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. Neither this Agreement nor any of the schedules, including the Company Disclosure Schedule, attachments, written statements, documents, certificates, or other items prepared or supplied to the Parent or Sub by or on behalf of the Company or any Shareholder with respect to the Transactions contemplated in this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Neither the Company, any Shareholder nor any responsible officer or manager has intentionally concealed any fact known by such person to have a Company Material Adverse Effect.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub jointly and severally represent and warrant to the Company and the Shareholders, as follows:

                  SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent, Sub and Parent's "Significant Subsidiaries" (as defined in Regulation S-X promulgated by the SEC) (the "Parent Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Significant Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent, Sub and the Parent Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so duly licensed or qualified and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, financial condition or results of operations of Parent and its

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subsidiaries taken as a whole, in each case excluding (i) changes in economic or regulatory conditions in the industries in which Parent carries on business as of the date hereof, and changes in general economic, regulatory or political conditions, including, without limitation, acts of war or terrorism, and (ii) changes resulting from the announcement of the Transactions and any other public announcement of the Company during the term of this Agreement.

                  SECTION 4.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on November 12, 2003, (a) 5,838,392 shares of Parent Common Stock were issued and outstanding, and no shares of Parent Preferred Stock were issued and outstanding, in each case, except as disclosed in the Parent's proxy statement dated November 13, 2002 (the "Parent Proxy Statement"), and (b) 86,026 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in treasury by Parent or by subsidiaries of Parent. Other than (a) options to purchase 714,900 shares of Parent Common Stock issued pursuant to employee benefit plans and agreements of Parent and (b) 2,789,303 shares of Parent Common Stock issuable upon exercise of outstanding warrants, except in connection with this Agreement, (y) there were no options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings issued by or binding upon Parent requiring or providing for, and (z) there are no outstanding debt or equity securities of Parent which upon the conversion, exchange or exercise thereof would require or provide for the issuance by Parent of any new or additional shares of Parent Common Stock (or any other securities of Parent) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Stock (or any other securities of Parent). Since September 30, 2003 through the date hereof, Parent has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as disclosed in
Section 4.2 to the Parent Disclosure Schedule to be delivered by the Parent to the Company in connection with this Agreement (the "Parent Disclosure Schedule"), pursuant to the exercise of employee stock options and warrants granted prior to such date. The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, of which, as of the date hereof, 100 shares of Sub Common Stock are issued and outstanding. The shares of Parent Common Stock to be issued in the Merger will, upon issuance, be validly issued, fully paid, nonassessable, not subject to any preemptive rights, and be free and clear of all security interests, liens, claims, pledges or other encumbrances of any nature whatsoever (in each case to which Parent is a party).

                  SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD APPROVAL.

                  (a) Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of Sub, to consummate the Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, or to consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the voting power of Sub Common Stock, which approval is the only approval of Sub required to consummate the Transactions under Sub's certificate of incorporation and the Delaware Statute, and other than the approval of AMEX listing application with respect to the issuance of shares of Parent Common Stock in the Merger). This Agreement has been duly and validly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of specific performance or injunctive relief and other equitable remedies.

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                  (b)      The Board of Directors of Parent has (i) approved
this Agreement and the Transactions and (ii) determined that the Transactions are fair to and in the best interests of the stockholders of Parent. No vote of Parent's stockholders is required in connection with the Transactions.

                  SECTION 4.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not,
(i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or Sub; (ii) subject to compliance with the requirements set forth in Section 4.4(b), conflict with or violate any Law, rule, regulation, Order, judgment or decree applicable to Parent or Sub or by which their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party or of Parent or Sub under, or give to others any rights of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any of the properties or assets of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties are bound or affected, except in the cases of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent and Sub from performing their respective obligations under this Agreement in any material respect, and would not have, individually or in the aggregate, a Parent Material Adverse Effect. There are no material consents, waivers, and approvals under any agreements, contracts, licenses or leases required to be obtained by Parent or Sub in connection with entering into of this Agreement and the consummation of the Transactions.

                  (b) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of their respective obligations hereunder and the consummation of the Transactions by Parent and Sub will not, require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity except (i) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, a copy thereof with the Secretary of State of the state of California, and appropriate corresponding documents with the Secretary of State of other states in which the Company is qualified to transact business as a foreign corporation, (iv) filings under the rules and regulations of the AMEX and NASD, (v) filings under state securities laws, and
(vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay in any material respect Parent or Sub from performing their respective obligations under this Agreement or (B) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 4.5. COMPLIANCE WITH LAWS. Except as set forth in
Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (a) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which any of their respective properties is bound, or (b) whether after the giving of notice or passage of time or both, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties is bound, except for any such conflicts, defaults

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or violations which do not and would not have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.6. SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has made available to the Company and the Shareholders a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") on or after January 1, 2002 and prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date; provided that, if Parent amends any of the Parent SEC Reports, such amendment shall not mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter. As of their respective dates, the Parent SEC Reports and any forms, reports and other documents filed by Parent and Sub after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made with respect to information included in the Parent SEC Reports that was provided in writing by the Company.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB or the Exchange Act regulations promulgated by the SEC) and each fairly presented the consolidated financial position of Parent and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                  SECTION 4.7. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

                  SECTION 4.8. INTERIM OPERATIONS OF SUB. Sub is a direct wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 4.9. CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of Parent to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

                  SECTION 4.10. LITIGATION. Except as disclosed in the Parent SEC Reports or Section 4.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened against Parent, before any court, arbitrator or

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administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would, or would reasonably be anticipated to, have a Parent Material Adverse Effect.

                  SECTION 4.11 DISCLOSURE. This Agreement, the Parent Disclosure Schedule, the Parent SEC Reports, and all other schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to the Company or any Shareholder by or on behalf of Parent or Sub with respect to the Transactions are complete and authentic, and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. Neither this Agreement nor any of the schedules, including the Parent Disclosure Schedule, the Parent SEC Reports, attachments, written statements, documents, certificates, or other items prepared or supplied to the Company or the Shareholders by or on behalf of Parent or Sub with respect to the Transactions contemplated in this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. Neither the Parent, nor any responsible officer, director, or manager thereof has intentionally concealed or failed to the Company any fact known by such entity or person to have a Parent Material Adverse Effect.

                                    ARTICLE 5

                        CONDUCT AND TRANSACTIONS PRIOR TO
                      EFFECTIVE TIME; ADDITIONAL AGREEMENTS

                  SECTION 5.1. INFORMATION AND ACCESS. From the date of this Agreement and continuing until the Effective Time, Parent, as to itself and Sub, on the one hand, and the Company, as to itself, on the other hand, and the Shareholders, as to themselves, each agrees that it shall afford and, with respect to clause (b) below, shall cause its officers and independent accountants to afford, (a) to the officers, independent auditors, internal accountants, counsel and other representatives of the other reasonable access, upon reasonable advance notice, to its (and in the case of Parent, Sub's) properties, books, records (including tax returns filed and those in preparation) and executives and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of the other consistent with their rights under this Agreement, and (b) to the independent auditors and internal accountants of the other, reasonable access to the audit compilation work papers and other records of its independent auditors and internal accountants. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. No party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege or the institution in possession or control of such information or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  SECTION 5.2. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including Section 5.2 of the Company Disclosure Schedule), during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to
Section 7.1, (a) the Company shall conduct its business in the ordinary and usual course consistent with past practice and (b) without limiting the provisions of clause (a) in this paragraph, the Company shall not without the prior written consent of Parent (or, to the extent consistent with past practice with regard to the matter at issue, the prior oral consent of Parent):

                           (i) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock;

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                           (ii)     split, combine or reclassify any of its
         capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

                           (iii) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock to the Company, or upon the exercise or conversion of outstanding options or warrants in accordance with a stock plan in effect on the date of this Agreement or other convertible or exchangeable securities outstanding on the date hereof, in each case in accordance with their present terms), authorize or propose any change in its equity capitalization, or amend any of the financial or other economic terms of such securities or the financial or other economic terms of any agreement relating to such securities;

                           (iv) amend its Articles of Incorporation, Bylaws or other organizational documents in any manner;

                           (v) take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article 6 not being satisfied;

                           (vi) merge or consolidate with any other Person, or acquire any assets or capital stock of any other Person, other than acquisitions of assets in the ordinary course of business, such as for inventory or relating to the ordinary operations of the Company;

                           (vii) incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person or increase indebtedness for money borrowed outstanding under any current agreement relating to indebtedness for money borrowed, except as disclosed on
         Section 5.2 of the Company Disclosure Schedule or in the ordinary course of business;

                           (viii) make or authorize any capital expenditures of the Company, other than capital expenditures permitted pursuant to
         Section 5.2 of Company Disclosure Schedule and other than capital expenditures that are part of the Company's then existing budget, which has previously been approved by the Company's Board of Directors;

                           (ix) except as may be required by changes in applicable law or GAAP, change any method, practice or principle of accounting, or change in any material respect its method of reporting income and deductions for United States federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended September 30, 2003, except as required by changes in law or regulation;

                           (x) enter into any new employment agreements, or increase the compensation of any officer or director of the Company or any senior executive of any of its subsidiaries or operating units (including entering into any bonus, severance, change of control, termination, reduction-in-force or consulting agreement or other employee benefits arrangement or agreement pursuant to which such person has the right to any form of compensation from the Company or any of its subsidiaries), other than as required by law or by written agreements in effect on the date hereof with such person, or otherwise amend in any material respect any existing agreements with any such person or use its discretion to amend any Company Benefit Plan or accelerate the vesting or any payment under any Company Benefit Plan;

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                           (xi)     enter into any transaction with any officer
         or director of the Company, other than as provided for in the terms of any agreement in effect on or prior to the date hereof and described in
         Section 5.2 of the Company Disclosure Schedule;

                           (xii) settle or otherwise compromise any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company or any of its subsidiaries; or

                           (xiii) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  SECTION 5.3. CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement (including the Parent Disclosure Schedule), and agreements described in any Parent SEC Report, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to Section 7.1, Parent shall not, without the prior written consent of the Company, take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in
Article 6 not being satisfied.

                  SECTION 5.4. PREPARATION OF REGISTRATION STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent shall use all commercially reasonable efforts to prepare and file with the SEC, a registration statement on Form SB-2 or other applicable form (the "Registration Statement"), which shall permit the resale of the Parent Common Stock issued to the Shareholders in connection with the Transactions. Parent shall use commercially reasonable efforts to respond to any comments of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the date of this Agreement, Parent shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or state laws relating to the Transactions (the "Other Filings"). The Shareholders agree to provide Parent with any information requested by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement. Parent shall advise the Shareholders, promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Registration Statement or any Other Filing so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or an event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, or any Other Filing, the party that discovers such information shall promptly notify the other party and an amendment or supplement describing such information shall be promptly filed by Parent with the SEC.

                  SECTION 5.5. RESALE OF PARENT COMMON STOCK.

                  (a) Prior to the effectiveness of the Registration Statement, shares of the Parent Common Stock may only be sold in transactions which are exempt from registration under the Securities Act and applicable state laws, unless Parent at any time prior to the effectiveness of the Registration Statement, proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-8 or another form not available for registering the shares issued in the Transaction), in which case Parent shall use all commercially reasonable efforts to cause the shares issued in this Transaction to be included in the securities to be covered by the registration

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statement proposed to be filed by Parent. As to any sales made in the public markets, except with the prior consent of Parent, which will not be unreasonably withheld, neither Shareholder shall sell on any day an amount of shares of Parent Common Stock in excess of the average daily trading volume in the Parent Common Stock on AMEX for the 20 consecutive trading days prior to the trading day in question, nor to sell in any week an amount of shares of Parent Common Stock in excess of the average weekly trading volume for the four weeks prior to the trading week in question.

                  (b) Subject to the foregoing limitations of Section 5.5(a) above, during the 6 month period after the effective date of the Registration Statement, each Shareholder shall sell on each Business Day, either in the market or through privately negotiated transactions, at least 1,000 shares of Parent Common Stock and shall not reject any offer to buy shares of Parent Common Stock at any price that either Shareholder receives from any Person. If during the 6 month period after the effective date of the Registration Statement, a Shareholder does not sell at least 1,000 shares of Parent Common Stock on each Business Day, either in the market or through privately negotiated transactions, or if during such 6 month period a Shareholder rejects any offer from any Person to buy any shares of Parent Common Stock in excess of such 1,000 share Business Day minimum, regardless of price, the Parent shall be relieved of all obligations to such Shareholder under
Section 5.5(c) below solely with respect to that portion of the 1,000 share Business Day minimum that is not sold by a Shareholder and any shares of Parent Common Stock that are the subject of any offer to purchase that is rejected by a Shareholder.

                  (c) (i) If upon the earlier to occur of (A) the 6 month anniversary of the effective date of the Registration Statement or (B) the 9 month anniversary of the Closing (the "Sell-off Period"), each Shareholder has sold all shares of Parent Common Stock issued to such Shareholder in connection with the Transactions and the total net sales proceeds received by each such Shareholder is less than $1,250,000, Parent shall promptly pay each Shareholder an amount in cash equal to the difference between $1,250,000 and the total net sales proceeds received by each such Shareholder from the sales of the shares of Parent Common Stock he received in the Transactions. (ii) On the other hand, if upon the expiration of the Sell-off Period a Shareholder was unable to sell all shares of Parent Common Stock issued to such Shareholder in connection with the Transactions, either in the public markets or through privately negotiated transactions, then the Shareholder shall promptly sell all such shares of Parent Common Stock to Parent and Parent shall promptly pay to the applicable Shareholder an amount equal to the sum of (1) the product of the number of shares repurchased by Parent and the per share price of the Parent's Common Stock on AMEX on the last trading day immediately preceding the Closing Date (the "Repurchase Price") and (2) the difference between $1,250,000 and the sum of (x) the total net sales proceeds received by such Shareholder from the sales of shares of Parent Common Stock prior to the expiration of the Sell-off Period and (y) the Repurchase Price.

                  (d) Notwithstanding any other term or condition of this Agreement to the contrary, including, without limitation, the provisions of
Section 5.5(c) above, Parent shall not have any obligation to pay the Repurchase Price to any Shareholder with respect to any shares of Parent Common Stock that are either (i) subject to any offer to purchase from any Person that is not consummated by a Shareholder for any reason during the Sell-off Period or (ii) not sold as part of each Shareholder's 1,000 share Business Day minimum sales of Parent Common Stock during the Sell-off Period when such Shareholder was legally able to sell such shares and a buyer or buyers of such shares had offered to purchase those shares.

                  SECTION 5.6. REGISTRATION OBLIGATIONS OF PARENT.

                  (a) Whenever Parent is required under this Agreement to effect a registration of the Parent Common Stock, Parent shall, as expeditiously as reasonably possible:

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                           (i)      prepare and file with the SEC a Registration
         Statement with respect to such Parent Common Stock and use all reasonable efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for a period of not less than one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                           (ii)     prepare and file with the SEC such
         amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (iii) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Parent Common Stock owned by them;

                           (iv) use all reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

                           (vi) notify each Shareholder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (b) All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Parent shall be paid by Parent.

                  (c) In the event any Parent Common Stock is included in a Registration Statement under this Agreement, to the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, his legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise solely out of or are based solely upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by Parent of the Securities Act, the Exchange Act, any state securities laws or any rule or

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regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and Parent will reimburse each such Shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 5.6(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Shareholder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Shareholder or underwriter, or any person controlling such Shareholder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if Parent shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Shareholder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (d)      If the indemnification provided for in this Section
5.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of Parent and Shareholders under this
Section 5.6 shall survive the completion of any offering of Parent Common Stock in a registration statement under this Agreement, and otherwise.

                  SECTION 5.7. AGREEMENTS TO TAKE REASONABLE ACTION.

                  (a) The parties shall take, and shall cause their respective subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon them or any of their subsidiaries in connection with the Merger. Each party shall take, and shall cause its subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other parties in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be

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obtained or made by it (or by the other parties or any of their respective subsidiaries) in connection with the Transactions or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the Transactions; (iii) to fulfill all conditions applicable to the parties pursuant to this Agreement; (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; (v) to defend any lawsuit or other legal proceeding, whether judicial or administrative, challenging the Agreement, the consummation of the Transactions or the terms thereof; and (vi) to execute and deliver any additional agreements or instruments necessary to consummate the Transactions and fully carry out the purposes of the Agreement provided, however, that with respect to clauses (i) through (vi) above, the parties will take only such curative measures (such as licensing and divestiture) as the parties determine to be reasonable.

                  (b) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the Merger.

                  SECTION 5.8. CONSENTS. Parent and the Company shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the Transactions and to enable Parent and the Surviving Corporation to conduct and operate the business of Parent and the Company and their respective subsidiaries substantially as presently conducted and as contemplated to be conducted.

                  SECTION 5.9. AMEX QUOTATION. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock issuable to the Shareholders in the Merger to be eligible for quotation on the AMEX (or other national market or exchange on which Parent Common Stock is then traded or quoted) prior to the Effective Time.

                  SECTION 5.10. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, the Shareholders and Parent shall give prompt notice to the other party of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Company, the Shareholders or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.11. REORGANIZATION. From and after the date hereof, each of Parent and the Company and their respective subsidiaries shall not, and shall use reasonable efforts to cause their affiliates not to, take any action, or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or enter into any contract, agreement, commitment or arrangement that would have such effect.

                  SECTION 5.12. PUBLIC ANNOUNCEMENTS. All press releases and other public announcements respecting the subject matter hereof shall be made only by the Parent, but in a form reasonably acceptable to the Company and the Shareholders.

                  SECTION 5.13. NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.

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                  (a)      For purposes of this Section 5.13, the following
definitions shall apply:

                           (i)      "Company Activities" shall mean either (i)
manufacturing, distributing, designing, selling or installing sports equipment and supplies or (ii) engaging in any other business activities which are conducted, offered or provided by the Company, Parent or any of their respective subsidiaries or Affiliates of either of them at any time during the 12-month period prior to the date of this Agreement.

                           (ii)     "Confidential Information" shall mean any
data or information (whether written or not), of the Company, the Parent or any Affiliate of either of them, other than Trade Secrets (as defined below), which is valuable to the Company, the Parent or any Affiliate of either of them and not generally known to competitors;

                           (iii)    "Noncompete Period" and the "Nonsolicitation
Period" shall mean as to each of the Shareholders, the period from the Closing Date until the expiration of the 12 month period after the termination of such Shareholder's employment with the Parent, for any reason, except for a Shareholder's termination by the Company without Cause or a termination by a Shareholder for Good Reason (as such terms are defined in the form of Employment Agreement attached hereto as Exhibit "B");

                           (iv)     "Protected Area" shall mean any state in the
United States in which Parent or the Company, or any Affiliate of either of them, conducted Company Activities at any time during the 12-month period immediately preceding the Closing Date; and

                           (v)      "Trade Secrets" shall mean information
related to the Company Activities, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, or programs, including, without limitation, computer software and related source codes, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use.

                  (b) Confidentiality. The Parent, the Company and the Shareholders shall keep confidential the existence of this Agreement, the transactions described herein and all information concerning the Company Activities. The provisions of this Section 5.13(b) shall not apply with respect to any information which (a) was already known by one party when such information was received from the other party, (b) was available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by a party hereto, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, (e) is disclosed by the Parent to potential lenders and investors who agree to keep such information confidential, (f) is required to be disclosed by Law or a Governmental Entity, including for income tax reporting purposes, or (g) is required to be disclosed in order to enforce this Agreement.

                  (c) Trade Secrets. The Company and the Shareholders, as well as the officers, directors and employees of the Company shall hold in confidence at all times after the date hereof all Trade Secrets related to the Company, the Parent and any of either of their Affiliates and shall not disclose, publish or make use of those Trade Secrets at any time after the date hereof, without the prior written consent of the Parent, except (a) any information or document required to be disclosed by law or (b) information that becomes public knowledge through means other than an act of the Shareholders. Nothing in this Agreement shall diminish the rights of the Company or the Parent regarding the protection of Trade Secrets and other intellectual property pursuant to applicable law.

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                  (d)      Trade Name and Confidential Information.

                           (i)      The Company and the Shareholders shall not,
directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business conducted under the corporate or trade name of the Parent or the Company (or any variation thereof) or any of its Affiliates (other than as an employee of the Parent or one of its Affiliates) without the prior written consent of the Parent; and

                           (ii)     The Company and the Shareholders shall hold
in confidence all Confidential Information related to the Company, the Parent or any of either of their Affiliates and shall not disclose, publish or make use of that Confidential Information without the prior written consent of the Parent, except (i) any information or document required to be disclosed by law or (ii) information that becomes public knowledge through means other than an act of the Company or the Shareholders.

                  (e)      Non-Competition.

                           (i)      Coverage. The Company and the Shareholders
hereby acknowledge that the Parent, either directly or indirectly through one or more of its Affiliates, conducts or will conduct Company Activities throughout the Protected Area, and acknowledges that to protect Parent's investment in the Surviving Corporation and its interest in the operation of each Person through which it will engage in Company Activities after the date of this Agreement, it is essential that any noncompete covenant with respect thereto cover all Company Activities in the Protected Area except as specifically provided herein.

                           (ii)     Covenant. During the Noncompete Period,
neither Company (or any of its officers or directors) nor the Shareholders shall in any manner, directly or indirectly, engage in or have an equity or profit interest in, or render services to any business that conducts any Company Activities in the Protected Area. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prevent or prohibit the Shareholders from owning not more than 5% of a class of equity securities issued by any entity listed on any national securities exchange or interdealer quotation system.

                  (f) Nonsolicitation of and Noninterference with Employees, Customers and Vendors. During the Nonsolicitation Period, the Shareholders shall not, in any manner, directly or indirectly:

                           (i)      solicit or attempt to solicit, any business
from any customers of the Parent or any of its Affiliates for purposes of engaging in any Company Activities in any Protected Area;

                           (ii)     recruit or hire away or attempt to recruit
or hire away, on its behalf or on behalf of any other person, firm or corporation, any employee of the Parent or any of its Affiliates; or

                           (iii)    interfere with or otherwise attempt to
effect Parent's relationship with any vendor or customer of Parent or any of its Affiliates.

                  (g) Acknowledgment. The Company, the Shareholders and the Parent each acknowledge and agree that the covenants set forth in this Section
5.13 and all subsections thereof are reasonable as to time, scope and territory given the Parent's need to protect its Trade Secrets, Confidential Information and its substantial investment in the Company Activities and its customer base, particularly given the complexity and competitive nature of the Parent's and its Affiliate's business. The Company and each Shareholder further acknowledges that
(a) it would be difficult to calculate damages to the Parent and its Affiliates from any breach of the Company's or any Shareholder's obligations under any subsection of this Section 5.13, (b) that injuries to the Parent and its Affiliates from any such breach would be irreparable and impossible to measure, and (c) that the remedy at law for any breach or

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threatened breach of the Company's or any Shareholder's obligations under any subsection of this Section 5.13 would therefore be an inadequate remedy, and accordingly, the Parent shall, in addition to all other available remedies (including without limitation seeking such damages as it can show it and its Affiliates have sustained by reason of such breach or the exercise of all other rights it has under this Agreement), be entitled to injunctive and other similar equitable remedies. Each Shareholder that accepts the Parent's offer of employment also acknowledges that the Shareholder will be subject to separate noncompete and nonsolicitation provisions during the term of his employment by the Parent or one of its Affiliates following the Closing Date.

                  SECTION 5.14. FURTHER ASSURANCES. Each party hereto from time to time hereafter at any other party's request and without further consideration shall execute and deliver to such other party such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to this Agreement as shall be reasonably requested to consummate the Transactions, the costs of which shall be paid by the requesting party.

                  SECTION 5.15. EXPENSES. Except as otherwise provided herein, the Parent and the Company shall each be responsible for their own expenses incurred in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, regardless of whether or not the transactions are consummated. In addition, the Company shall be responsible for all costs associated with terminating any Plan of the Company (e.g., 401(k), pension, profit sharing plans) prior to the Closing Date. If, however, the Company or either Shareholder shall breach the terms and conditions of Section 5.16 below, the Company and the Shareholders shall jointly and severally be responsible for paying all fees and expenses incurred by Parent and its Affiliates in connection with the contemplated Transactions prior to the occurrence of any such breach.

                  SECTION 5.16. EXCLUSIVITY. The Shareholders and the Company represent and agree that, from the date hereof until the termination of this Agreement in accordance with its terms hereof, each will discontinue all discussions or negotiations with other prospective purchasers of all or any substantial portion of the Company's business, assets or securities, including securities of the Company held by any Shareholder, and each will not, and will not permit any of their respective Affiliates, officers, directors, employees, agents or representatives to, whether directly or indirectly, solicit or encourage (including by way of furnishing information) any inquiries or proposals relating to, or engage in any discussions or negotiations with respect to, the sale of all or any substantial portion of the Company's business, assets or securities, including any merger or consolidation, except for inquiries or proposals from, or discussions or negotiations with, Parent and its authorized representatives. The Shareholders and the Company will promptly notify Parent of any such inquiry or proposal received by any of them, including information as to the identity of the parties involved and the specific terms of any such inquiry or proposal.

                  SECTION 5.17. BROKERS. The Parent shall indemnify the Company and the Shareholders and hold each of them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of the Parent. The Company and the Shareholders shall jointly and severally indemnify the Parent and its Affiliates and hold each of them harmless from and against all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of the Company or any Shareholder.

                  SECTION 5.18. TAXES. The Parent and each Shareholder agree to provide assistance to one another and to cooperate fully with one another after the Closing Date to account for all Taxes that may be imposed on or incurred with respect to the operations of the Company's business during any

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period prior to the Closing Date. Each of the Shareholders shall pay directly all income Taxes that may be imposed upon, or payable or collectible or incurred in connection with the consideration to be paid to each of them under this Agreement and the transactions contemplated hereby. All obligations under this
Section 5.18 shall survive the Closing Date hereunder and continue until 30 days following the expiration of the statute of limitations on assessment of the relevant Tax.

                  SECTION 5.19. INTERCOMPANY TRANSACTIONS. Prior to the Closing Date, all intercompany payables and receivables between the Company and each Shareholder and between the Company and any of its Affiliates that in any way is related to or otherwise affects the Company shall be released by the Company, each Shareholder or any Affiliate of either of them, as the case may be, and each Shareholder hereby releases any claims or other rights he or she may have in and to any of the assets of the Company.

                  SECTION 5.20. EMPLOYEES. Other than the Shareholders, the Parent shall have no obligation to offer employment to any of the Company's existing employees.

                  SECTION 5.21. TERMINATION OF BENEFIT PLANS. The Shareholders shall cause the Company to terminate any Plan of the Company (e.g., 401(k), pension, profit sharing plans) prior to the Closing Date.

                  SECTION 5.22. INSURANCE. The Company will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Parent's cost, as Parent may request.

                  SECTION 5.23. SUPPLEMENTS TO SCHEDULES. Each of the parties hereto agrees that, with respect to the representations and warranties of the Company and each Shareholder contained in Article III hereof, the Company and the Shareholders shall have the continuing obligation until the Closing to supplement, modify or amend promptly the Company Disclosure Schedule with respect to (a) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule (each a "New Matter") and (b) other matters which are not New Matters but should have been set forth or described in the Company Disclosure Schedule as of the date hereof. Any such supplement, modification or amendment shall not qualify or cure any breach of any of the Company's or any Shareholder's representations or warranties for any purpose under this Agreement and shall be provided to Parent and Sub solely for informational purposes. Before the Closing, the Company and the Shareholders will prepare and deliver to the Parent and Sub a copy of the Company Disclosure Schedule revised to reflect any supplement, modification or amendment to the Company Disclosure Schedule required pursuant to this Section 5.23.

                  SECTION 5.24. LOSS OR THREATENED LOSS OF CUSTOMER OR SUPPLIER. Prior to the Closing Date, the Company shall promptly notify the Parent in the event of a loss or threatened loss of any material supplier, customer or affiliate of the Company, and shall cause employees of the Company to be made available to call upon such customer, supplier or affiliate, together with the Parent to assist the Parent in regaining or retaining such customer, supplier or affiliate

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                                    ARTICLE 6

                              CONDITIONS PRECEDENT

                  SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Governmental Entity Approvals. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity, if any, necessary for the consummation of the Merger shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not be reasonably expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity be pending which would reasonably be expected to restrain or prohibit the consummation of the Merger; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

                  SECTION 6.2. CONDITIONS OF OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by
Parent:

                  (a) Representations and Warranties. (i) The representations and warranties of the Company and the Shareholders set forth in
Article 3 of this Agreement shall be true and correct as of the Closing Date as if made on such date, (ii) except to the extent that the failure of the representations and warranties of the Company and the Shareholders set forth in this Agreement to be true and correct, in the aggregate, would not have a Company Material Adverse Effect, the representations and warranties of the Company and the Shareholders made in this Agreement, without regard to any materiality or "Material Adverse Effect" qualification therein, shall be true and correct as of the date hereof, and (iii) Parent shall have received a certificate signed by a senior executive officer of the Company and each Shareholder certifying the fulfillment of the conditions set forth in clauses
(i) and (ii) of this Section 6.2(a).

                  (b) Performance of Obligations of the Company. The Company and each Shareholder shall have performed in all material respects all of its obligations and covenants, taken as a whole, required to be performed by it under this Agreement prior to or as of the Closing Date, and Parent shall have received a certificate to such effect signed by a senior executive officer of the Company and each Shareholder.

                  (c) Resignations. At the Closing, the Company will deliver to the Parent the resignations of all of the members of the Board of Directors of the Company and the resignations of the officers of the Company.

                  (d) Employment Agreements. At the Closing, the Parent and each Shareholder shall enter into an Employment Agreement substantially in the form of Exhibit "B" attached hereto, but at a minimum shall provide that the term of each agreement shall be 3 years and the base salary of each Shareholder during each of the first 2 years thereof shall not be less than $70,000. Each Shareholder's

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salary during the third year thereof shall be commensurate with each
Shareholder's then current responsibilities, but in no event less than $70,000.

                  (e) Certificates; Approvals. The Parent shall have received, at or prior to the Closing Date, certified resolutions duly adopted by the Board of Directors of the Company and the Shareholders approving the Transactions, the execution and delivery of this Agreement and all other necessary corporate action to enable the Company to respectively comply with the terms of this Agreement.

                  (f) Due Diligence. The completion of a due diligence investigation by Parent of the Company's business, assets and liabilities, the scope and results of which will be satisfactory to Parent.

                  (g) Proprietary Information, Nonsolicitation and Noncompete Agreements. At the Closing, the Parent and each Shareholder shall enter into a Proprietary Information, Nonsolicitation and Noncompete Agreement substantially in the form of Exhibit "C" attached hereto.

                  (h) Subordination Agreements. At the Closing, the Parent and each Shareholder shall enter into a Subordination Agreement substantially in the form of Exhibit "D" attached hereto.

                  (i) Termination and Release. An executed termination and release letter by each of the Shareholders terminating all agreements, whether oral or written, by and between the Company and each Shareholder and releasing the Company from all liabilities and obligations the Company may have to either of them under any such agreement.

                  (j) Legal Opinion. At the Closing, the Parent and Sub shall have received a legal opinion from Morris Polich & Purdy, legal counsel to the Company, in form and substance reasonably acceptable to Parent and Sub.

                  (k) Termination of Benefit Plans. Evidence of the termination of the Company's 401(k) plan, Flexible Spending Account Plan and Employee Assistance Plan.

                  (l) Consent, Approvals and Waivers. The consents approvals and waivers of all Governmental Waivers and non-governmental Persons set forth on Section 3.4 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

                  (m) Material Adverse Effect. There shall not have occurred since the date hereof, and there shall not be occurring at the Closing, any Company Material Adverse Effect.

                  (n) Other Matters. Such other certificates, documents and instruments as Parent or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

                  SECTION 6.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by the Company:

                  (a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Article 4 of this Agreement shall be true and correct as of the Closing Date as if made on such date, (ii) except to the extent that the failure of the representations and warranties of Parent and Sub set forth in this Agreement to be true and correct, in the aggregate, would not have a Parent Material Adverse

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Effect, the representations and warranties of Parent and Sub made in this
Agreement, without regard to any materiality or "Material Adverse Effect" qualification therein, shall be true and correct as of the date hereof, and
(iii) the Company shall have received a certificate signed by a senior executive officer of Parent certifying the fulfillment of the conditions set forth in clauses (i) and (ii) of this Section 6.3(a).

                  (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all of their respective obligations and covenants, taken as a whole, required to be performed by such party under this Agreement prior to or as of the Closing Date, and the Company shall have received a certificate to such effect signed by a senior executive officer of Parent.

                  (c) Employment Agreements. At the Closing, the Parent and each Shareholder shall enter into an employment agreement substantially on terms set forth in Exhibit "B" attached hereto, but at a minimum shall provide that the term of each agreement shall be 3 years and the base salary of each Shareholder during each of the first 2 years thereof shall not be less than $70,000. Each Shareholder's salary during the third year thereof shall be commensurate with each Shareholder's then current responsibilities, but in no event less than $70,000.

                  (d) Legal Opinion. The Company shall have received a legal opinion from Sayles, Lidji & Werbner, counsel for Parent and Sub, dated the date of the Closing and addressed to the Company and each of the Shareholders in form and substance reasonably acceptable to Company.

                                    ARTICLE 7

                                   TERMINATION

                  SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 2004 (provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                  (c) by either Parent or the Company, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

                  (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement such that the conditions set forth in Section 6.3(a) or Section 6.3(b) shall have become incapable of fulfillment and such breach shall not have been waived by the Company; or

                  (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 6.2(a)

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or Section 6.2(b) shall have become incapable of fulfillment and such breach shall not have been waived by Parent.

                  SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (a) as set forth in the last sentence of this Section 7.2 and Article 8 and Article 9, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION

                  SECTION 8.1. SURVIVAL. Each covenant or agreement in this Agreement shall survive the Closing Date without limitation as to time until fully performed in accordance with its terms and each representation and warranty in this Agreement or in the Company Disclosure Schedule or the Parent Disclosure Schedule shall survive the Closing Date until the fifteen month anniversary of the Closing Date (the "Survival Date"). Notwithstanding the foregoing, the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.8, 3.11, 3.12, 3.13, 3.18, 3.32, 4.1, 4.2, 4.3, 4.6 and 4.11 shall survive the Closing Date until 30 days after the expiration of the statutes of limitations, if any, applicable to the matters addressed therein. Any claim for indemnification under Section 8.2 or Section 8.3 must be notified prior to the termination of the relevant survival period, and the Survival Date shall be extended for any such notification for the period of time necessary to resolve such Claim.

                  SECTION 8.2. INDEMNIFICATION BY THE SHAREHOLDERS. From and after the date hereof, the Shareholders agree, individually, to indemnify fully, hold harmless, protect and defend the Parent and its Affiliates, and their respective directors, officers, agents and employees, successors and assigns from and against:

                  (a) any and all Losses (as defined below) incurred by any of them arising out of, relating to or based upon any inaccuracy in, or breach of, any of the representations or warranties of any of the Company or the Shareholders contained in this Agreement or in the Company Disclosure Schedule; and

                  (b) any and all Losses incurred by any of them arising out of, relating to or based upon any failure to perform, or other breach of, any of the covenants or agreements of any of the Company or the Shareholders contained in or incorporated into this Agreement, the Company Disclosure Schedule, the Exhibits attached hereto or any other agreement executed and delivered by the Shareholders in connection with the transactions contemplated by this Agreement.

The right of the Parent and its Affiliates (and their respective directors, officers, agents and employees, successors and assigns) to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such Persons. "Losses" shall mean any and all losses, costs, claims, damages, Taxes, liabilities, obligations, judgments, settlements, awards, demands, offsets, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing a party's right to indemnification against any indemnifying party or with respect to any appeal) and penalties and interest, if any.

                  SECTION 8.3. INDEMNIFICATION BY THE PARENT. From and after the date hereof, the Parent agrees to indemnify fully, hold harmless, protect and defend the Shareholders from and against any

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                                                                  EXECUTION COPY

and all Losses incurred by any of them arising out of, relating to or based upon
(a) any inaccuracy in, or breach of, any of the representations or warranties of the Parent contained in this Agreement or in the Parent Disclosure Schedule; or
(b) any failure to perform, or other breach of, any of the covenants or agreements of the Parent contained in this Agreement or in the Parent Disclosure Schedule. The right of the Shareholders to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such Persons.

                  SECTION 8.4. PROCEDURE FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under Sections 8.2 and 8.3 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any Liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  (b) If any proceeding referred to in Section 8.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which shall not be unreasonably withheld, unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no Liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within 10 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                                                                  EXECUTION COPY

                  (d) The Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought by a third party against any indemnified person for purposes of any claim that an indemnified person may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on the Shareholders with respect to such a claim anywhere in the world.

                  SECTION 8.5. SET-OFF RIGHTS; CHARACTER OF INDEMNITY PAYMENTS. The indemnifying party shall promptly pay the indemnified party any amount due under this Article 8. Parent shall have the right, but not the obligation, to set-off against the Note Consideration any amount to which the Shareholders may be obligated to pay Parent under the terms of this Agreement.

                  SECTION 8.6. LIMITATIONS ON INDEMNIFICATION. In no event shall any indemnifying party be liable for indemnification pursuant to Section 8.2 (except with respect to the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.8, 3.11, 3.12, 3.13, 3.18 and 3.32 of this Agreement) unless and until the aggregate of all Losses which are incurred or suffered by the indemnified parties exceeds $150,000 (the "Deductible"), in which case the indemnified parties shall be entitled to indemnification for only such Losses in excess of the Deductible. In calculating amounts payable to an indemnified party, the amount of the indemnified Losses shall be computed net of any amounts actually recovered by such indemnified party under any insurance policy with respect to such Losses. Anything in this Agreement to the contrary notwithstanding, in no event shall either Shareholder be liable for indemnification pursuant to Section 8.2 (except with respect to the representations and warranties set forth in Section 3.1, 3.2, 3.3, 3.8, 3.11, 3.12, 3.13, 3.18 and 3.32 of this Agreement) for any Damages in excess of $1,000,000.

                                    ARTICLE 9

                               GENERAL PROVISIONS

                  SECTION 9.1. AMENDMENT. This Agreement may be amended prior to the Effective Time by Parent and the Company, by action taken by the Board of Directors of Parent and the Board of Directors of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 9.2. EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  SECTION 9.3. ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) contains the entire agreement among all of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, with respect thereto, including that certain letter of intent dated November 7, 2003, but shall not supersede any agreements among any group of the parties hereto entered into on or after the date hereof.

                  SECTION 9.4. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason,

                                                                  EXECUTION COPY

such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent or Sub, to:

                                    Collegiate Pacific Inc.
                                    13950 Senlac Drive
                                    Suite 100
                                    Dallas, TX 75234
                                    Attention: Michael J. Blumenfeld
                                    Telecopier: 972.243.8424
                                    Email: blumy33@aol.com

                           with a copy to:

                                    Sayles, Lidji & Werbner
                                    4400 Renaissance Tower
                                    1201 Elm Street
                                    Dallas, TX 75270
                                    Attention: Michael R. Dorey
                                    Telecopier: 214.939.8787
                                    Email: mdorey@slw.com

                           if to the Company, to:

                                    Tomark, Inc.
                                    P.O. Box 1088
                                    Corona, CA 92878
                                    Attention: Mark Harpin
                                    Telecopier: 909.278.9976
                                    Email: markh@tomark.com

                           with a copy to:

                                    Morris Polich & Purdy LLP
                                    1055 West Seventh Street
                                    Suite 2400
                                    Los Angeles, CA 90017
                                    Attention: E. Eugene Walsh
                                    Telecopier: 213.488.1178

                                                                  EXECUTION COPY

                               Email: gwalsh@mpplaw.com

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing. After any notice is made hereunder, the party taking such action will use its best efforts to deliver a copy of such notice to the e-mail address of the intended recipients as soon as practical but in no event later than 12 hours after such action has been taken.

                  SECTION 9.6. HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, "subsidiary" with respect to any person shall mean any entity which such person controls the voting power thereof, either through the ownership of equity interests or otherwise, provided that under no circumstances shall the Company and its subsidiaries be deemed to be subsidiaries of Parent.

                  SECTION 9.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, by telecopy or otherwise, it being understood that all parties need not sign the same counterpart.

                  SECTION 9.8. BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise.

                  SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law.

                  SECTION 9.10. RELIANCE ON COUNSEL AND OTHER ADVISORS. Each party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

                  SECTION 9.11. INJUNCTIVE RELIEF. The parties to this Agreement hereby agree that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that any party, to the extent permitted by applicable law, shall be entitled to injunction relief in addition to any other remedy such party might have under this Agreement.

                    ***Remainder Intentionally Left Blank***

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                              COLLEGIATE PACIFIC INC.

                              By: /s/ Michael J. Blumenfeld
                                  ----------------------------------------------
                                  Michael J. Blumenfeld, Chief Executive Officer

                              TOMARK, INC.

                              By: /s/ Thomas C. White
                                  ----------------------------------------------
                                  Thomas C. White, Chief Executive Officer

                              BOO MERGER CORP.

                              By: /s/ Michael J. Blumenfeld
                                  ----------------------------------------------
                                  Michael J. Blumenfeld, Chief Executive Officer

                              THE SHAREHOLDERS:

                              /s/  Thomas C. White
                              --------------------------------------------------
                              Thomas C. White

                              /s/  Mark S. Harpin
                              --------------------------------------------------
                              Mark S. Harpin

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                    EXHIBIT A
              NONNEGOTIABLE, UNSECURED SUBORDINATED PROMISSORY NOTE

$125,000.00                                                     JANUARY __, 2004

         COLLEGIATE PACIFIC INC., a Delaware corporation (the "Company"), hereby promises to pay to ___________________ or his permitted assigns (the "Holder") in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00), together with interest in arrears on the unpaid principal balance calculated from the date hereof in accordance with the provisions of this Note. This Note shall be nonnegotiable, unsecured and subordinated in accordance with the provisions of this Note.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Merger dated December __, 2003, by and among the Company, Holder, Tomark Inc., and BOO Merger Corp. (the "Merger Agreement"), and is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof.

         1. Payment of Interest. Interest shall accrue at the rate of three percent (3%) per annum on the unpaid principal amount of this Note outstanding from time to time. Subject to the provisions of Sections 2(c) and 3 hereof, the Company shall pay to the holder of this Note monthly, in arrears, all accrued, but unpaid interest on the principal balance of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the remaining principal amount of this Note is paid.

         2.       Payment of Principal.

                  (a) Scheduled Payment. The Company shall repay the original principal amount of this Note, together with all accrued and unpaid interest thereon, in twenty-three equal monthly installments of FIVE THOUSAND TWO HUNDRED AND NO/100 DOLLARS ($5,200.00) and a final installment of FIVE THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($5,400.00) due and payable on the second anniversary of the date hereof. Each installment of principal shall be accompanied by the payment of all then accrued, but unpaid interest on this Note calculated in accordance with the terms of Section 1 above.

                  (b)      Optional Prepayments. Subject to the provisions of
Section 3 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note.

                  (c) Time of Payment. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Texas, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         3. Subordination; Restrictions on Payment. This Note and any instrument issued in exchange, renewal or substitution of this Note, including any amendment thereto or modifications of any of the foregoing, are referred to in this Section 3 collectively as the "Note." Notwithstanding any other provision of this Note, the indebtedness of the Company evidenced by the Note is subordinated pursuant to the terms of that certain Subordination Agreement, dated as of the date hereof, by and among the Company, Bank of America, N.A. and the Holder (the "Subordination Agreement"). If at any time the Company makes a payment to Holder in purported satisfaction of any of its obligations hereunder, and Holder is required to transfer such payment to Bank of America, N.A. pursuant to Section 5.1 of the Subordination Agreement, the Company agrees that such payment shall not be deemed to be applied toward the satisfaction of any of its obligations hereunder.

         4.       Events of Default.

                  (a) Definition. For purposes of this Note, the following shall be deemed to be an "Event of Default":

                           (i) The failure of the Company to pay or provide for
payment of any installment of interest hereunder when and as the same shall become due and payable, which failure shall have continued for a period of seven
(7) business days;

                           (ii) The institution by the Company of proceedings to
be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

                           (iii) The entry of a decree or order by a court
having jurisdiction for relief in respect of the Company, or adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

                  (b) Consequences of Events of Default. The provisions of this Section 4(b) are expressly subject to Section 3 hereof. Upon the occurrence of an Event of Default, all principal and accrued, but unpaid interest thereon shall become immediately due and payable, all unpaid amounts due hereunder shall bear interest at the rate of fifteen percent (15%) per annum and the Holder shall have any rights which it may possess pursuant to applicable law or separate agreement.

         5. Immunity of Incorporators, Stockholders, Officers, Directors and Employees. No recourse shall be had for the payment of the principal or interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, to or against any subsidiary, incorporator, affiliate, stockholder, officer, director or employee, as such, past, present or future, of the Company or any respective subsidiary, incorporator, affiliate, stockholder, officer, director or employees, as such, past, present or future, of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issue thereof.

         6. Unsecured Obligation. This Note evidences an unsecured obligation of the Company to pay money to the Holder pursuant to the terms hereof. Nothing contained in this Note shall be deemed to create any security interest in any goods, equipment, inventory or other collateral of the Company. Any attempt by the Holder, its successors or assigns to create or perfect a security interest to secure the payment of this Note or performance of any obligation contained in this Note shall be void.

         7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         9. Place of Payment; Notices. Payments of principal and interest are to be made to the account of Holder as follows:

         Bank: __________________________________
         Account name: _______________________________
         Account Number:______________________________

or to such account as the Holder shall notify the Company in writing. Any notice hereunder shall be delivered to the party hereto at the address of such party set forth below or to such other address as specified in a written notice. Notices sent by either party shall be deemed received when delivered personally or one (1) day after being sent by overnight carrier or three (3) days after being sent by certified or registered mail.

                  If to Company:        Collegiate Pacific Inc.
                                        Attn: Michael J. Blumenfeld, CEO
                                        13950 Senlac Drive
                                        Suite 100
                                        Dallas, TX  75234

                  With a copy to:       Sayles, Lidji & Werbner
                                        Attn: Michael R. Dorey
                                        4400 Renaissance Tower
                                        1201 Elm Street
                                        Dallas, Texas 75270

                  If to Holder:        _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________

                  With a Copy to:      Morris Polich & Purdy LLP
                                       Attn:  Eugene Walsh
                                       1055 West Seventh Street
                                       Los Angeles, CA  90017

         10. Governing Laws. The validity, construction, and Interpretation off this Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts and instruments made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law.

         11. No Waiver by Holder. No failure or delay on the part of Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Holder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Holder to any other or further action in any circumstances without notice or demand. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not, unless otherwise expressly agreed to by Holder in writing at such time, constitute a waiver of the right to exercise any of Holder's rights, remedies, recourses or powers at that time, or any subsequent time, or nullify any prior exercise of any such right, remedy, recourse or power, except as and to the extent otherwise required by applicable law.

         12. Waiver by the Company. The Company agrees that it will be liable for repayment of amounts due and owing under this Note and hereby waives presentment, protest, demand, diligence and notice of dishonor and of nonpayment. To the extent permitted by applicable law, the statute of limitations is hereby waived by the Company as a defense to any demand on this Note.

         13. Consent to Jurisdiction and Service of Process. ANY AND ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR HOLDER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA AND EACH OF THE COMPANY AND HOLDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF THE COMPANY AND HOLDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. Each of the Company and Holder hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to each such person at its address provided in paragraph 9 above, such service being hereby acknowledged by each such person to be sufficient for personal jurisdiction in any action against each such person in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Company or Holder to bring proceedings against the other person in the courts of any other jurisdiction.

         14. Waiver of Jury Trial. EACH OF THE COMPANY AND HOLDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the Company and Holder acknowledges that this waiver is a material inducement for each to enter into a business relationship, that each of the Company and Holder has already relied on this waiver in entering into this Note and that each will continue to rely on this waiver in their related future dealings. The Company and Holder further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A WRITTEN AMENDMENT TO THIS NOTE WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

         15. Severability. In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         16. Setoff. Subject to the limitations and other provisions set forth in Section 8.6 of the Merger Agreement, the Company shall have the right to setoff any Losses against any amount otherwise due any payable by the Company to the Holder hereunder.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                              COLLEGIATE PACIFIC INC.

                              By: ______________________________________________
                                  Michael J. Blumenfeld, Chief Executive Officer

                                    EXHIBIT B
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this __st day of January, 2004, (the "Effective Date"), by and between Collegiate Pacific Inc., a Delaware corporation (the "Company") and ________________ ("Employee").

         The following recitals are true and constitute the basis for this
Agreement:

         A. This Agreement has been executed and delivered pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Merger dated December __, 2003 (the "Merger Agreement"), and is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof;

         B. Company desires to establish its right to the services of Employee in the capacity described below and on terms and conditions hereinafter set forth, and Employee is willing to accept such employment on those same terms and conditions; and

         C. Ancillary to this Agreement and as a condition to Company entering into this Agreement, Company and Employee have agreed to enter into a Proprietary Information, Nonsolicitation and Noncompete Agreement of even date herewith (the "PINN Agreement").

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and Company have agreed and do hereby agree as follows:

         1. TERM. This Agreement shall remain in effect for three years from the Effective Date (the "Term"), unless sooner terminated in accordance with the provisions of Section 4 of this Agreement.

         2. POSITION AND RESPONSIBILITIES. Company agrees to employ Employee as a senior operating officer of the Company's Corona, California operations, and Employee accepts and agrees to such employment. During Employee's employment with Company, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with Company, Employee shall report directly to the Company's Chief Executive Officer. Employee shall have such powers and duties with respect to Company as may reasonably be assigned to Employee by the Chief Executive Officer, to the extent consistent with Employee's position and status. Employee agrees to devote so much of Employee's working time as is necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position.

         3. COMPENSATION. As compensation for all services to be performed by Employee under this Agreement during the Term, Company shall compensate Employee as follows:

                  A. SALARY. During each of the first two years of the Term, Company shall pay to Employee an annual base salary of $70,000 and in the third year of the Term shall pay to Employee an annual base salary commensurate with Employee's responsibilities (the "Base Salary"), payable in equal biweekly installments payable in arrears or in accordance with Company's payroll practices as in effect from time to time. Any increase in the Base Salary after the second year of the Term shall be in the sole discretion of the Company. For all purposes under this Agreement, the term Base Salary shall refer to Base Salary, including adjustments thereto, if any, as may be made from time to time.

                  B. DISCRETIONARY BONUS. During the Term, Employee shall be eligible to receive a discretionary annual bonus on the same basis as other peer operating officers of Company.

                  C. BENEFITS AND PERQUISITES. During the Term, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by Company on the same basis as that provided to other peer operating officers of Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits during the Term: (a) 3 weeks paid vacation during each year of the Term in accordance with the policies of Company in effect from time to time; and (b) reimbursement of all reasonable and necessary expenses incurred by Employee in performing Employee's duties for Company, on the same basis as other peer operating officers and in accordance with Company's policies as in effect from time to time.

         4.       TERMINATION OF EMPLOYMENT.

                  A. DEATH. In the event Employee's employment hereunder is terminated by reason of Employee's death, Company shall pay Employee's designated beneficiary or beneficiaries, within thirty (30) days of Employee's death in a lump sum in cash, Employee's Base Salary through the end of the month in which death occurs and any Accrued Obligations (as defined below). As used in this Agreement, the term "Accrued Obligations" shall mean the sum of (i) any portion of Employee's Base Salary through the date of death or termination of employment for any reason, as the case may be, which has not yet been paid and
(ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

                  B. DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of Employee's duties with Company for a period of three (3) consecutive months and, within thirty (30) days after written notice is provided to Employee by the Company in accordance with Section 7 of this Agreement, Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with Company due to Disability, Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by Company. Upon termination of Employee's employment due to Disability, Company shall pay Employee within thirty (30) days of such termination (i) Employee's Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by Company and
(ii) any Accrued Obligations.

                  C. TERMINATION FOR CAUSE. Company may terminate Employee's employment under this Agreement for Cause (as defined below) at any time prior to the expiration of the Term. As used herein, "Cause" shall mean (i) the conviction of Employee for the commission of any misdemeanor involving fraud, misappropriation or embezzlement or the plea of guilty or nolo contendere to, or indictment for, the commission of any felony offense by Employee; (ii) a material breach by Employee of a fiduciary duty owed to Company; (iii) a material breach by Employee of any of the covenants made by

Employee under the terms of this Agreement, the Merger Agreement or the PINN Agreement, or the Company's policies and procedures, including its Code of Ethics; (iv) the willful and gross neglect by Employee of the material duties required by this Agreement; or (v) the engaging in any act that is intended, or may reasonably be expected to harm the reputation, business or operations of the Company or any member of its Board of Directors.

                  D. TERMINATION BY COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE. If Employee's employment is terminated by Company for any reason other than Employee's death, for Disability or Cause during the Term, Employee shall be immediately paid in cash in one lump sum the full and entire amount of the Base Salary that would otherwise be due and payable during the remainder of the Term, together with all Accrued Obligations. In addition, Employee shall have no obligation to mitigate any damages or otherwise seek other employment and Employee shall no longer be bound by the non-competition provisions of the Merger Agreement or the PINN Agreement. The obligations of the Company to the Employee under this Section 4D are conditioned upon the Employee signing a release of claims in the form of Exhibit "A" attached hereto (the "Release") within twenty-eight (28) days of the date on which notice of termination is given and upon such Release remaining in full force and effect thereafter. The severance payment under this Section 4D will be payable in accordance with the normal payroll practices of Company on the next regular payroll period following the effective date of the Release.

                  E. TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate Employee's employment under this Agreement for Good Reason at any time prior to the expiration of the Term by providing written notice to the Company of such termination and the effective date thereof. As used herein, "Good Reason" shall mean: the relocation of the Employee's principal place of employment outside of a 25 mile radius of Corona, California without the Employee's consent, or the requirement by the Company that Employee have as his principal location of work any location outside of the 25 mile radius of Corona, California. In the event of Employee's termination for Good Reason, Employee shall be immediately paid in cash in one lump sum the full and entire amount of the Base Salary that would otherwise be due and payable during the remainder of the Term, together with all Accrued Obligations. In addition, Employee shall no longer be bound by the non-compete provisions of the Merger Agreement or the PINN Agreement.

                  F. TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON. At any time after the first six (6) months of the Term, Employee may resign from his position with Company for any reason. Upon Employee's termination of his employment pursuant to this Section 4E, Company shall pay Employee within thirty
(30) days of such termination (i) Employee's Base Salary through the date on which the termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by Company and (ii) any Accrued Obligations.

                  G. NOTICE OF TERMINATION. Any termination by Company or Employee pursuant to Section 4B, 4C, 4D, 4E or 4F shall be communicated by a Notice of Termination (as defined below). For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by either Company or Employee shall be effective without such Notice of Termination.

         5. SOLE AGREEMENT. Other than with respect to the Merger Agreement and the PINN Agreement to be entered into by and between Employee and Company, Employee hereby acknowledges the termination of any and all employment or consulting agreements between him and Company not expressly set forth herein, and any affiliates of Company, and releases Company and all affiliates of Company from any and all obligations that it or they might otherwise have had to Employee under any employment or consulting agreement between Company or any affiliates of Company and Employee, including, but not by way of limitation, any obligations of Company or its affiliates to pay Employee accrued but unpaid compensation of any sort whatsoever.

         6. CONFIDENTIALITY. Employee agrees that while employed by the Company in any capacity and thereafter, Employee shall hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors, any Confidential Information of the Company. The Employee understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company with whom the Company deals or with whom Employee became acquainted during the term of the Employee's employment with the Company), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to the Employee by the Company, either directly or indirectly, in writing, orally or by drawings or observation. The Employee further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

         7. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested, telecopy (with confirmation of receipt) or hand delivery acknowledged in writing by the recipient personally and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery or telecopy (with confirmation of receipt) to the respective persons named below:

                  If to Company:        Collegiate Pacific Inc.
                                        13950 Senlac Drive
                                        Suite 100
                                        Dallas, TX  75234
                                        Attention: Michael J. Blumenfeld
                                        Telecopy: (972) 243.8424

                  If to Employee:       ________________________
                                        ________________________
                                        ________________________

         8. ASSIGNMENT. This Agreement may not be assigned or transferred by the Employee, in whole or in part, without the prior written consent of Company, and any assignment in violation of this Section shall be void. Company shall have the right to assign this Agreement and any of its rights hereunder to any of its affiliates or as a part of a sale or transfer of the stock, assets or business of Company or any substantial portion thereof.

         9. INTERPRETATION; SEVERABILITY OF INVALID PROVISIONS. All rights and restrictions contained hereunder may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. The existence of any claim by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by Company of any or all such provisions or covenants.

         10. RELIEF. The parties acknowledge that a breach or threatened breach of any of the terms of this Agreement by Employee would result in material and irreparable damage and injury to Company, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Employee's breach or threatened breach of any of the terms hereunder. Company's right to an injunction will not prohibit Company from pursuing other remedies, including the recovery of damages.

         11. AGREEMENT BINDING. This Agreement shall inure to the benefit of Company and its successors, assignees and designees and shall be binding upon Employee and Employee's heirs, executors, administrators and personal representatives.

         12. NONWAIVER. No failure on the part of either Employee or Company to exercise, and no delay by either Employee or Company in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either Employee or Company preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either Employee or Company of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         13. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the Employee and the President of Company.

         14. GOVERNING LAW. The validity and effect of this Agreement shall be construed under, governed by and enforced in accordance with the laws of the State of Delaware, without regard to the choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

         15. NO CONFLICTING AGREEMENT. Employee represents and warrants that he is not party to any agreement, contract or understanding which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

         16. WITHHOLDING. Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee under this Agreement, as may be required from time to time by applicable law, governmental regulation or order.

         17.      ARBITRATION.

                  (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement not resolved through mediation, shall be referred to and solely and finally resolved by arbitration. The place of arbitration shall be Dallas, Texas if the arbitration is requested by Employee or Corona, California, if the arbitration is requested by Company, or such other location as the parties may agree in writing. The arbitration tribunal shall consist of three arbitrators. The parties shall each nominate one arbitrator and the third arbitrator shall be appointed, all in accordance with the Rules (as defined below). The parties hereby renounce all recourse to litigation and agree (i) that no reference shall be made to any court on a point of law and (ii) that the award of the arbitration tribunal shall be final and subject to no judicial review. The arbitration tribunal shall conduct the proceedings in accordance with the arbitration rules of the American Arbitration Association, including all available emergency procedures and requests for relief (the "Rules), which Rules are deemed to be incorporated by reference to this clause. The arbitration tribunal shall decide the issues submitted to them in accordance with (A) the language and commercial purposes of this Agreement, and (B) what is just and equitable under the circumstances, provided that all substantive questions of law shall be determined under the laws of the State of Delaware.

                  (b)      The parties agree to facilitate the arbitration by:
(i) making available to one another and to the arbitration tribunal for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitration tribunal to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules, or by the arbitration tribunal, for submission of evidence or briefs.

                  (c) Judgment on the award of the arbitration tribunal may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties or as otherwise determined by the tribunal. Each party shall be solely responsible for its own attorneys fees incurred in connection with the arbitration.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one instrument.

         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Employee has executed this Agreement, as of the date first written above.

COLLEGIATE PACIFIC INC.                               EMPLOYEE

By:________________________________                   __________________________
   Michael J. Blumenfeld, Chief Executive Officer     __________________________

                                   EXHIBIT "A"

                                RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with the terms of the Employment Agreement dated as of __________________________ (as amended and in effect from time to time, the "Employment Agreement") between Collegiate Pacific Inc. ("Company"), and me, I, on my own behalf and on behalf of my personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge Company and each of its respective affiliates and all of their respective past and present officers, directors, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all of others connected with any of its employees, agents, representatives, successors and assigns and all others connected with any of them (all collectively, the "Released Parties"), both individually and in their official capacities, from any and all rights, liabilities, claims, demands, and causes of action of any type (collectively, "Claims") which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state, foreign or local employment law, regulation or other requirement (including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by Company, each as amended from time to time); provided, however, that the foregoing release shall not apply to any right explicitly set forth in the Employment Agreement to special payments and benefits to be provided in connection with the termination of my employment.

         In signing this Release of Claims, I hereby resign from all positions I held with the Company or any of its subsidiaries under the terms of my Employment Agreement or otherwise, including as a member of the Company's Board of Directors, if applicable. Further, I hereby acknowledge that I have had at least twenty-one (21) days from the date of notice of termination of my employment to consider the terms of this Release of Claims and that such time has been sufficient; that I am encouraged by Company to seek the advice of an attorney prior to signing this Release of Claims; and I am signing this Release of Claims voluntarily and with a full understanding of its terms.

         I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

         Intending to be legally bound, I have signed this Release of Claims as of the date first written above.

Signature: ________________________
           ________________________

Date Signed: ___________________

                                    EXHIBIT C
                             COLLEGIATE PACIFIC INC.
                       PROPRIETARY INFORMATION, NONCOMPETE
                                       AND
                            NONSOLICITATION AGREEMENT

         This agreement has been executed and delivered pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement"), and is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof. As a condition to my employment with Collegiate Pacific Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and as an inducement to and in consideration of the Company entering into the Merger Agreement, my employment with the Company, my receipt of the compensation now and hereafter paid to me by the Company, and the confidential information and training to be provided to me as an employee of the Company, I agree to the following:

         1.       CONFIDENTIAL INFORMATION.

                  (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, Inventions (as defined below), processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

                  (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         2.       INVENTIONS.

                  (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit "A," a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, to the full extent permitted by law, all my right, title, and interest (including patent rights, copyrights, trade secret rights, mark work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such invention.

                  (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  (d)      Moral Rights. To the extent allowed by law, this
Section 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

                  (e) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (f) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, with full power of substitution, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 2(d).

         5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement so long as the Company provides me with prior written notice of its intention to so notify my new employer.

         6. NON-SOLICITATION OF EMPLOYEES. I agree that during my employment and for a period of 1 year immediately following the termination of my relationship with the Company for any reason, whether with or without Cause (as defined below), I shall not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company's employees to leave their employment with the Company, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity, or otherwise hire as an employee or a consultant, for myself or any other person or entity, any such employee of the Company. For the purposes of this paragraph, an employee of the Company shall be considered an employee of the Company or any of its affiliates while they are employed by the Company or any of its affiliates and for a period of 120 days following the termination of that employee's employment. As used herein, "Cause" shall mean (a) my conviction for the commission of any misdemeanor involving fraud, misappropriation or embezzlement or the plea of guilty or nolo contendere to, or indictment for, the commission of any felony offense by me; (ii) a material breach by me of a fiduciary duty owed to the Company; (iii) a material breach by me of any of the covenants made by me under the terms of this agreement, the Merger Agreement or any Employment Agreement by and between me and the Company, or the Company's policies and procedures, including, without limitation, its Code of Ethics; (iv) the willful and gross neglect by me of the material duties required by this Agreement; or (v) the engaging in any act that is intended, or may reasonably be expected to harm the reputation, business or operations of the Company or any member of its Board of Directors.

         7. NON-SOLICITATION OF SUPPLIERS AND CUSTOMERS. I agree that during my employment and for a period of 1 year immediately following the termination of my relationship with the Company for any reason, whether with or without Cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the suppliers or customers doing business with the Company, including actively through prospective customers, to limit, curtail, or stop doing business with the Company or to attempt to divert business directed by such parties to the Company to any other person or entity.

         8.       NON-COMPETE PROVISION.

                  (a) Covenant. I agree that during my employment with the Company and for a period of 1 year immediately following the termination of my relationship with the Company for any reason, except by the Company without Cause or by me for Good Reason (as such terms are defined in my Employment Agreement), I will not in any manner (other than for the Company), directly or by assisting others, engage in, have an equity or profit interest in, or render services of any kind or nature to any business that Competes (as defined below) with the Company. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prevent or prohibit me from owning not more than 5% of a class of equity securities issued by any entity listed on any national securities exchange or interdealer quotation system.

                  (b) For purposes of this Section 8, the term "Competes" with the Company shall mean any one or more of the following activities:

                           (i) manufacturing, distributing, designing, selling
                  or installing sports equipment and supplies (the "Sports Distribution Business") to any Person (as defined below) within any industry segment for which the Company has either offered to or actually provided or conducted the Sports Distribution Business; or

                           (ii) engaging in any other business activities (other
                  than those described in (b)(i) above) which are conducted, offered or provided by the Company during my employment and as to which I am involved, if those activities are in the same markets or states as the Company engaged in during the Determination Period.

                  (c) Other Definitions. As used herein in this Section 8, the term "Determination Period" shall mean the six (6) month period immediately before the start of my employment with the Company. As used in this Section 8, the term "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  (d) Coverage. I acknowledge that the Company conducts the Sports Distribution Business throughout the United States and I agree that this non-compete provision is necessary to protect the Company with respect to any business in which it Competes.

         9. REMEDIES. I acknowledges that (a) it would be difficult to calculate damages to the Company from any breach of my obligations under this Agreement, (b) that injuries to Company from any such breach would be irreparable and impossible to measure, and (c) that the remedy at law for any breach or threatened breach of my obligations under this Agreement would therefore be an inadequate remedy and, accordingly, Company shall, in addition to all other available remedies (including without limitation seeking such damages as it can show it has sustained by reason of such breach or the exercise of all other rights it has under this Agreement), be entitled to injunctive and other similar equitable remedies.

         10.      GENERAL PROVISIONS.

                  (a) Governing Law; Consent to Personal Jurisdiction. This agreement will be governed by the laws of the State of Texas, without regard to the choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Los Angeles County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement and the Company agrees that any such lawsuit or other action shall be brought or filed only in Los Angeles County, California.

                  (b) Entire Agreement. This Agreement, my Employment Agreement and the Merger Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions and/or agreements between us. To the extent that any of the terms herein conflict with or otherwise contradict the terms of the Merger Agreement, the applicable provisions of the Merger Agreement shall control for all purposes. No modification of or amendment to this agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  (c) Severability. If one or more of the provisions in this agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) Successors and Assigns. This agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  (e) Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit "B" hereto.

____________________________________________________
Name of Employee
Dated: _______________ __, 2003

Accepted and agreed to this the
__st day of ______________, 2003.

COLLEGIATE PACIFIC INC.

By:_____________________________________________________
     Michael J. Blumenfeld, Chief Executive Officer

                                    EXHIBIT A

                             COLLEGIATE PACIFIC INC.

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

Title             Date               Identifying Number or Brief Description
--------------------------------------------------------------------------------

        No inventions or improvements

        Additional Sheets Attached

Signature of Employee: ______________________________

Print Name of Employee: _____________________________

Date: _______________________

                                    EXHIBIT B

                             COLLEGIATE PACIFIC INC.

                         CONFLICT OF INTEREST GUIDELINES

         It is the policy of Collegiate Pacific Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.

         1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Proprietary Information, Noncompete and
Nonsolicitation Agreement elaborate on this principle and are binding agreements.)

         2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         5. Initiating or approving any form of personal or social harassment of employees.

         6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7. Borrowing from or lending to employees, customers or suppliers.

         8.       Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

         11. Making any unlawful agreement with distributors with respect to prices.

         12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         13. Engaging in any conduct which is not in the best interest of the Company.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.